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                                ACQUISITION AGREEMENT

                                     dated as of

                                    July 26, 1996

                                     by and among

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY,

                               AIMCO PROPERTIES, L.P.,

                             AIMCO/PAM PROPERTIES, L.P.,

                                   JOHN W. ENGLISH,

                           J.W. ENGLISH REAL ESTATE, INC.,

                            J.W. ENGLISH DEVELOPMENT CO.,

                            J.W. ENGLISH INVESTMENTS CO.,

                             J.W. ENGLISH MANAGEMENT CO.,

                             EASTON FALLS PARTNERS, LTD.,

                                         and

                  ENGLISH INCOME FUND I, A TEXAS LIMITED PARTNERSHIP




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                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                      ARTICLE I
                                     DEFINITIONS

1.1  Definitions...............................................................2

                                      ARTICLE II
                      CONTRIBUTION, PURCHASE AND SALE OF ASSETS

2.1  Contribution, Purchase and Sale of Assets................................16
2.2  Consideration; Assumption of Liabilities.................................17
2.3  Closing..................................................................18
2.4  Deliveries by the Sellers at the Closing.................................19
2.5  Deliveries by the Buyers at the Closing..................................21
2.6  Escrow Closing...........................................................22

                                     ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF THE SELLERS

3.1  Organization and Qualification...........................................24
3.2  Authority Relative to this Agreement.....................................25
3.3  Consents and Approvals; No Violation.....................................25
3.4  Financial Statements.....................................................25
3.5  Ownership Interests......................................................26
3.6  Organizational Documents.................................................26
3.7  Litigation...............................................................27
3.8  Absence of Undisclosed Liabilities.......................................27
3.9  Absence of Changes.......................................................28
3.10 Benefit Plans and Employee Matters.......................................29
3.11 Properties...............................................................30
3.12 Tenant Leases............................................................31
3.13 Personal Property; Leases................................................31
3.14 Contracts................................................................32
3.15 Compliance With Law; Licenses, Permits and Approvals.....................34
3.16 Insurance................................................................35
3.17 Community Property.......................................................35
3.18 Non-Applicability of Certain Regulations.................................35
3.19 Intercompany Liabilities.................................................35
3.20 Brokers..................................................................36
3.21 Environmental............................................................36
3.22 Taxes....................................................................37
3.23 Investment Representations...............................................39
3.24 Disclosure...............................................................40


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                                                                            Page
                                                                            ----
                                      ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF THE BUYERS

4.1  Organization and Qualification...........................................40
4.2  Authority Relative to this Agreement.....................................41
4.3  Consents and Approvals; No Violation.....................................41
4.4  Litigation...............................................................41
4.5  Organizational Documents.................................................42
4.6  OP Units.................................................................42
4.7  Capitalization...........................................................42
4.8  Reports, Financial Statements and Private Placement Memorandum...........42
4.9  Absence of Certain Changes or Events.....................................43
4.10 Investment Company Status................................................43
4.11 Partnership Status.......................................................43

                                      ARTICLE V
                                      COVENANTS

5.1  Notification of Certain Matters..........................................43
5.2  Further Action, Reasonable Efforts; Consents and Approvals...............44
5.3  Conduct of Business Pending the Closing..................................44
5.4  Access and Investigation.................................................45
5.5  No Negotiations..........................................................46
5.6  Transfer Taxes...........................................................46
5.7  Apportionment............................................................46
5.8  Public Announcements.....................................................47
5.9  Offer to Acquire Limited Partnership Interests...........................47
5.10 Voting and Proxy Agreement...............................................52
5.11 Registration Rights Agreement............................................54
5.12 Pledge Agreement.........................................................54
5.13 Reorganization; Amendment of Partnership Agreements......................54
5.14 Insurance................................................................54
5.15 Property Questionnaires..................................................54
5.16 Employees................................................................55
5.17 No Squeeze-Outs..........................................................56
5.18 Audited Financial Statements.............................................56
5.19 Allocation of Certain Costs..............................................56
5.20 Intercompany Liabilities.................................................57
5.21 Release..................................................................57
5.22 Certain Actions by AIMCO OP After the Closing............................58
5.23 AIMCO OP Debt Allocation.................................................58
5.24 Estoppel Certificates....................................................59
5.25 Payments to Brokers......................................................59


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                                                                            Page
                                                                            ----

5.26 Correspondence with Limited Partners.....................................59
5.27 Acquisition of Easton Falls Land and Easton Commons......................59
5.28 Intentionally Omitted....................................................60
5.29 Property Management Agreement............................................60
5.30 Release of Guarantees....................................................60

                                      ARTICLE VI
                 CONDITIONS TO ESCROW CLOSING; CONDITIONS TO CLOSING

6.1  Conditions to Each Party's Obligation to Effect the Escrow Closing ......60
6.2  Conditions to Obligations of the Buyers to Effect the Escrow Closing.....61
6.3  Conditions to Obligations of the Sellers to Effect the Escrow Closing....62
6.4  Conditions to Each Party's Obligation to Effect the Closing .............63
6.5  Conditions to Obligations of the Buyers to Effect the Closing............63
6.6  Conditions to Obligations of the Sellers to Effect the Closing...........64

                                     ARTICLE VII
                          TERMINATION, WAIVER AND AMENDMENT

7.1  Termination..............................................................64
7.2  Effect of Termination....................................................66
7.3  Amendment or Supplement..................................................66
7.4  Extension of Time, Waiver, Etc...........................................66

                                     ARTICLE VIII
                                   INDEMNIFICATION

8.1  Indemnification by the Sellers...........................................67
8.2  Indemnification by the Buyers............................................68
8.3  Procedures Relating to Indemnification...................................68
8.4  Termination of Indemnification...........................................71
8.5  Exclusive Remedy.........................................................71

                                      ARTICLE IX
                               MISCELLANEOUS PROVISIONS

9.1  Governing Law............................................................72
9.2  Entire Agreement.........................................................72
9.3  Modification; Waiver.....................................................72
9.4  Notices..................................................................72
9.5  Expenses.................................................................73
9.6  Assignment...............................................................73
9.7  Survival.................................................................74


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                                                                            Page
                                                                            ----

9.8  Severability.............................................................74
9.9  Successors and Assigns; Third Parties....................................74
9.10 Counterparts.............................................................74
9.11 Headings.................................................................74
9.12 Time of Essence..........................................................74
9.13 Construction.............................................................74
9.14 Exhibits.................................................................74
9.15 Attorneys' Fees..........................................................74
9.16 Sellers' Knowledge.......................................................75
9.17 Jurisdiction and Venue...................................................75
9.18 Effect of Exercise of Option Agreement...................................75
9.19 Option to Terminate Property Management Contracts........................75

                                       EXHIBITS

EXHIBIT A     Determination of Formula Prices...............................A-1
EXHIBIT B     Registration Rights Agreement ............................... B-1
EXHIBIT C     Assignment and Assumption of Partnership Interest ............C-1
EXHIBIT D     Acknowledgment and Acceptance of Admission of
              Limited Partner...............................................D-1
EXHIBIT E     Bill of Sale and Assignment ..................................E-1
EXHIBIT F     Instrument of Assumption......................................F-1
EXHIBIT G     Assignment and Assumption of Leases and
              Property Contracts............................................G-1
EXHIBIT H     Pledge Agreement..............................................H-1
EXHIBIT I     Agreement of Merger...........................................I-1
EXHIBIT J     Opinion of Sellers' Counsel...................................J-1
EXHIBIT K     Opinion of Buyers' Counsel....................................K-1
EXHIBIT L     Assignment of Loans...........................................L-1
EXHIBIT M     Consulting Agreement..........................................M-1
EXHIBIT N     Unitholder Registration Rights Agreement......................N-1
EXHIBIT O     Property Management Agreement.................................O-1
EXHIBIT P     Escrow Agreement..............................................P-1





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                                      SCHEDULES

Schedule 2.1(c)(i)  Management Contracts
Schedule 2.1(c)(ii) Other Management Company Assets
Schedule 2.2(a)(i)  Allocation Among Contributed Assets
Schedule 2.2(b)(i)  Allocation Among Other Assets
Schedule 2.2(b)(ii) AIMCO/PAM Assumed Liabilities
Schedule 2.2(c)(ii) AIMCO OP Assumed Liabilities
Schedule 3.1(c)     Organization and Qualifications (Subsidiary
                    Limited Partnerships)
Schedule 3.1(d)     Organization and Qualification (Subsidiary Joint Ventures)
Schedule 3.2        Authority Relative to this Agreement
Schedule 3.3        Consents and Approvals; No Violation (Sellers)
Schedule 3.4        Financial Statements
Schedule 3.5(a)     Ownership Interests (LLCs)
Schedule 3.5(b)     Ownership Interests (Subsidiary Limited Partnerships)
Schedule 3.5(c)     Ownership Interests (Subsidiary Joint Ventures)
Schedule 3.6        Organizational Documents
Schedule 3.7        Litigation
Schedule 3.8        Absence of Undisclosed Liabilities
Schedule 3.9        Absence of Changes
Schedule 3.10(b)    Benefit Plans and Employee Matters
Schedule 3.11(a)    Properties (Ownership)
Schedule 3.11(b)    Properties (Compliance with Laws)
Schedule 3.11(c)    Properties (Appraisals)
Schedule 3.12(a)    Tenant Leases (Summary)
Schedule 3.12(b)    Tenant Leases (Defaults)
Schedule 3.13       Personal Property; Leases
Schedule 3.14       Contracts
Schedule 3.15       Compliance with Law; Licenses, Permits and Approvals
Schedule 3.16(a)    Insurance (Description)
Schedule 3.16(b)    Insurance (Summary of Losses)
Schedule 3.19(a)    Intercompany Liabilities (Company Obligations)
Schedule 3.19(b)    Intercompany Liabilities (Seller Obligations)
Schedule 3.19(c)    Intercompany Liabilities (Intercompany Obligations)
Schedule 3.20       Brokers
Schedule 3.21(a)    Environmental (Compliance)
Schedule 3.21(b)    Environmental (Claims)
Schedule 3.21(c)    Environmental  (Locations)
Schedule 3.21(d)    Environmental (Permits)
Schedule 3.21(f)    Environmental (Contracts)
Schedule 3.22       Taxes
Schedule 4.3        Consents and Approvals; No Violation (Buyers)
Schedule 5.19       Allocation of Certain Costs
Schedule 5.21       Exceptions to Release
Schedule 5.23       AIMCO OP Debt Allocation


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                                ACQUISITION AGREEMENT

         ACQUISITION AGREEMENT, dated as of July 26, 1996 (the "AGREEMENT"), by and among Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO OP"), AIMCO/PAM Properties, L.P., a Delaware limited partnership ("AIMCO/PAM" and, together with AIMCO and AIMCO OP, the "BUYERS"), John W. English, an individual ("ENGLISH"), J.W. English Real Estate, Inc., a Texas corporation ("JWE REAL ESTATE"), J.W. English Development Co., a Texas corporation ("JWE DEVELOPMENT"), J.W. English Investments Co., a Texas corporation ("JWE INVESTMENTS"), J.W. English Management Co., a Delaware corporation ("JWE MANAGEMENT"), Easton Falls Partners, Ltd., a Texas limited partnership ("EASTON FALLS"), and English Income Fund I, a Texas Limited Partnership, a Texas limited partnership (the "INCOME FUND" and, together with English, JWE Real Estate, JWE Development, JWE Investments, JWE Management and Easton Falls, the "SELLERS").

         WHEREAS, English, JWE Real Estate and JWE Development own collectively 100% of the equity in the LLCs (as hereinafter defined), which are the general partners of the Subsidiary Limited Partnerships (as hereinafter defined);

         WHEREAS, English, JWE Real Estate and JWE Development desire to contribute their respective interests in the LLCs to AIMCO OP in exchange for units of limited partnership interest in AIMCO OP ("OP UNITS"), and AIMCO OP desires to accept such contributions in exchange for such consideration;

         WHEREAS, AIMCO OP has agreed, on the terms and subject to the conditions of this Agreement, in connection with the contribution of such LLCs to AIMCO OP, to make offers to the limited partners of the Apartment Partnerships (as hereinafter defined) to acquire any and all of their limited partnership interests in the Apartment Partnerships for cash or OP Units or a combination of cash and OP units;

         WHEREAS, JWE Management desires to contribute its rights under certain contracts and other assets relating to the management of properties, including properties owned by the Subsidiary Limited Partnerships, to AIMCO OP in exchange for OP Units, and AIMCO OP desires to accept such contribution in exchange for such consideration;

         WHEREAS, JWE Development desires to contribute its interest in certain real property known as the Brentwood Apartments to AIMCO OP in exchange for cash and OP Units, and AIMCO OP desires to accept such contribution in exchange for such consideration;

         WHEREAS, JWE Development desires to sell, convey, assign and transfer certain real property to AIMCO OP in exchange for cash;


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         WHEREAS, JWE Development and JWE Investments desire to sell, convey, assign and transfer their respective interests in certain townhomes and condominiums to AIMCO/PAM in exchange for cash;

         WHEREAS, the Income Fund desires to sell, convey, assign and transfer its rights under certain loans to AIMCO OP;

         WHEREAS, the Sellers desire to sell, convey, assign and transfer their rights under certain loans, including loans made by the Sellers to certain of the Partnerships (as hereinafter defined) to AIMCO OP; and

         WHEREAS, in connection with the transactions contemplated hereby, (i) the Sellers will repay or cause to be repaid all loans made by the Partnerships to the Sellers and their Affiliates; and (ii) the Sellers will cause the Partnerships to assign and transfer to AIMCO OP their rights under all loans made to other Partnerships.

         NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:



                                     DEFINITIONS

         1.I DEFINITIONS. The capitalized terms used in this Agreement and not otherwise defined herein shall have the following meanings (unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined):

         "AAA" shall have the meaning ascribed thereto in SECTION 8.3.

         "ACCREDITED INVESTOR" shall have the meaning ascribed thereto in Regulation D of the Rules and Regulations promulgated under the Securities Act.

         "ACKNOWLEDGMENT" shall mean an Acknowledgment and Acceptance of Admission of Limited Partner, substantially in the form of EXHIBIT D hereto.

         "ACQUIRED ASSETS" shall mean (i) the LLC Interests, (ii) the Management Company Assets, (iii) the Acquired Properties, (iv) the Income Fund Loans, and (v) the Company Obligations.


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         "ACQUIRED BUSINESS" shall mean the Acquired Assets, the assets and properties of the Companies, the Assumed Liabilities, and the business and operations of the Companies.

         "ACQUIRED PROPERTIES" shall mean the Autumn Chace Townhomes, the Brentwood Apartments, the Easton Commons, the Easton Falls Land, the Hastings Land, the Nine Oaks Condominiums, and the Weslayan Condominiums II.

         "ACQUISITION PROPOSAL" shall have the meaning ascribed thereto in
SECTION 5.10.

         "ADA" shall mean the Americans with Disabilities Act of 1990.

         "ADJUSTED EQUITY" shall mean, with respect to any Partnership, (i) in the case of an Apartment Partnership, such Partnership's "Adjusted Equity," as defined in EXHIBIT A, and (ii) in the case of any other Partnership, its partners' equity, as reflected on the Audited Financial Statements prepared as of the date most recently preceding the Closing, adjusted, in each case, to take into account (x) Consent Fees paid or payable by such Partnership, and (y) such Partnership's share of Transaction Costs and Settlement Costs, allocated in accordance with SCHEDULE 5.19.

         "AFFILIATE" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

         "AGGREGATE ASSETS" shall have the meaning ascribed thereto in SECTION 5.22.

         "AIMCO/EASTON FALLS" shall mean a limited partnership, of which AIMCO OP or one of its affiliates will be the general partner as of the Closing Date, that the Buyers' have designated to acquire the Easton Falls Land and Easton Commons.

         "AIMCO HOLDINGS" shall mean AIMCO Holdings, L.P., a Delaware limited partnership.

         "AIMCO MARKET PRICE" shall mean, as of any date (the "DETERMINATION DATE"), the average of the last reported sale price (regular way) of AIMCO Stock on the New York Stock Exchange on each of ten consecutive trading days ending on the third trading day prior to the Determination Date; provided, however, that if the record date for determination of stockholders entitled to receive payment of a dividend on the AIMCO Stock occurs prior to the Determination Date, and the first day on which the AIMCO Stock trades ex-dividend with respect to such dividend (the "EX-DATE") occurs after the first day of such ten-day period, then the last reported sale price (regular way) of AIMCO Stock for each day prior to the Ex-Date shall be reduced by the amount of such dividend.


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         "AIMCO OP ASSUMED LIABILITIES" shall have the meaning ascribed thereto in SECTION 2.2.

         "AIMCO/PAM ASSUMED LIABILITIES" shall have the meaning ascribed thereto in SECTION 2.2.

         "AIMCO STOCK" shall mean shares of Class A Common Stock, par value $.01 per share, of AIMCO.

         "APARTMENT PARTNERSHIPS" shall mean all of the Subsidiary Limited Partnerships other than Hastings Green Partners, Ltd., Gulfgate Partners, Ltd., Galleria Office Partners, Ltd., Woodway Office Partners, Ltd., Westchase Midrise Office Partners, Ltd., and 8503 Westheimer Partners, Ltd.

         "APPROVALS" shall have the meaning ascribed thereto in SECTION 3.15.

         "ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST" shall mean an Assignment and Assumption of Partnership Interest, substantially in the form of EXHIBIT C hereto.

         "ASSIGNMENT OF LEASES" shall mean an Assignment and Assumption of Leases and Property Contracts, substantially in the form of EXHIBIT G hereto.

         "ASSIGNMENT OF LOANS" shall mean an Assignment of Loans, substantially in the form of EXHIBIT L hereto.

         "ASSUMED LIABILITIES" shall mean the AIMCO OP Assumed Liabilities and the AIMCO/PAM Assumed Liabilities.

         "AUDIT" shall mean any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes.

         "AUDITED FINANCIAL STATEMENTS" shall have the meaning ascribed thereto in SECTION 5.18.

         "AUTUMN CHACE TOWNHOMES" shall mean the property set forth on SCHEDULE 3.11(a) hereto under the heading "Autumn Chace Townhomes," together with all Improvements, Real Property, Personal Property, Intangible Property and Leases relating thereto.

         "BASIS REDUCTION EVENT" shall have the meaning ascribed thereto in
SECTION 5.23.

         "BENEFIT PLANS" shall mean all Employee Pension Benefit Plans, all Employee Welfare Benefit Plans, all stock bonus, stock ownership, stock option, stock


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purchase, stock appreciation rights, phantom stock, and other stock plans
(whether qualified or non-qualified), and all other pension, welfare, severance, retirement, bonus, deferred compensation, incentive compensation, insurance (whether life, accident and health, or other and whether key man, group, workers compensation, or other), profit sharing, disability, thrift, day care, legal services, leave of absence, layoff, and supplemental or excess benefit plans, and all other benefit contracts, arrangements, or procedures having the effect of a plan, in each case, existing on or before the Closing Date, under which any of the Sellers or the Companies is or may hereafter become obligated in any manner (including without limitation obligations to make contributions or other payments).

         "BILL OF SALE AND ASSIGNMENT" shall mean a Bill of Sale and Assignment, substantially in the form of EXHIBIT E hereto.

         "BOAT" shall mean the 1992 Fountain powerboat with hull identification number FGQ47017H293.

         "BRENTWOOD APARTMENTS" shall mean the property set forth on SCHEDULE 3.11(a) hereto under the heading "Brentwood Apartments," together with all Improvements, Real Property, Personal Property, Intangible Property and Leases relating thereto.

         "BUSINESS DAY" shall mean a day other than Saturday, Sunday, or any day on which the principal commercial banks located in California are authorized or obligated to close under the laws of California.

         "CARLSON CONSULTING AGREEMENT" shall mean an agreement, substantially in the form of EXHIBIT M hereto, pursuant to which Jim Carlson shall agree to provide consulting services to AIMCO OP for a period of one year.

         "CLOSING" shall mean the closing of the transactions contemplated by this Agreement in SECTION 2.1 and SECTION 2.2 hereof.

         "CLOSING DATE" shall mean the date on which the Closing occurs.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "COMMERCIALLY REASONABLE EFFORTS" or "COMMERCIALLY REASONABLE STEPS," when used with respect to any party, shall mean the reasonable efforts of a party without the requirement that such party incur any unanticipated (as of the date hereof) out-of-pocket expenses, including the making of any capital contribution, or incur any other unanticipated (as of the date hereof) burden or commence or pursue litigation in any action, suit or proceeding, whether administrative, civil or criminal.

         "COMPANIES" shall mean the LLCs and the Partnerships.


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         "COMPANY" shall mean any one of the Companies.

         "COMPANY OBLIGATIONS" shall mean the indebtedness, notes, loan agreements and other instruments set forth on SCHEDULE 3.19(a) hereto.

         "COMPANY PROPERTIES" shall mean all real, personal and intangible property owned or leased by any of the Companies.

         "CONSENT FEES" shall mean any and all fees and expenses payable by the Partnerships in connection with obtaining any Consents.

         "CONSENTS" shall have the meaning ascribed thereto in SECTION 5.2.

         "CONSIDERATION" shall have the meaning ascribed thereto in SECTION 2.2(a).

         "CONTRACT" shall mean any indenture, deed of trust, mortgage, loan agreement, or other document or instrument or agreement, oral or written, to which any of the Sellers or the Companies is a party or by which any of the Sellers, the Companies or their assets or properties is bound.

         "CONTRIBUTED ASSETS" shall mean the LLC Interests.

         "CONTROL" (and its derivative terms "CONTROLLED," "CONTROLS," etc.) shall mean the power and right to direct the management and policies of another Person, whether by ownership of voting securities, the ability to elect a majority of the board of directors or other managing board or committee, management contract, or otherwise.

         "CURRENT ASSETS" shall mean cash, accounts receivable, notes receivable, prepaid expenses and other current assets reflected in the most recent Audited Financial Statements.

         "CURRENT LIABILITIES" shall mean accounts payable, accrued expenses, accrued liabilities (other than the current portion of indebtedness for borrowed money), including security deposits, and other current liabilities reflected in the most recent Audited Financial Statements.

         "DAMAGES" shall mean any and all costs, damages, liabilities, fines, fees, penalties, interest obligations, assessments, deficiencies, losses, and expenses (including without limitation punitive, treble, or other exemplary damages, amounts paid in settlement, interest, court costs, costs of investigation, reasonable fees and expenses of attorneys, accountants, actuaries, and other experts, and other reasonable expenses of litigation or of any claim, default or assessment).

         "DIRECT CLAIM" shall have the meaning ascribed thereto in SECTION 8.3.


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         "EASTON COMMONS" shall mean the property set forth on SCHEDULE 3.11(a)
hereto under the heading "Easton Commons," together with all Improvements, Real Property, Intangible Property and Leases relating thereto, if any.

         "EASTON FALLS LAND" shall mean the property set forth on SCHEDULE 3.11(a) hereto under the heading "Easton Falls Land," together with all Improvements, Real Property, Intangible Property and Leases relating thereto, if any.

         "EMPLOYEE PENSION BENEFIT PLAN" shall mean each employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, which is or was in existence on or before the Closing Date, and to which any of the Sellers or the Companies is or would hereafter become obligated in any manner.

         "EMPLOYEE WELFARE BENEFIT PLAN" shall mean each employee welfare benefit plan (whether or not insured), as defined in Section 3(1) of ERISA, which is or was in existence on or before the Closing Date, and to which any of the Sellers or the Companies is or would hereafter become obligated in any manner.

         "ENGLISH CONSULTING AGREEMENT" shall mean an agreement, substantially in the form of EXHIBIT M hereto, pursuant to which English shall agree to provide consulting services to AIMCO OP for a period of three years.

         "ENVIRONMENTAL ASSESSMENT" shall have the meaning ascribed thereto in
SECTION 5.4.

         "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, person injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by Seller or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "ENVIRONMENTAL PERMITS" shall have the meaning ascribed thereto in
SECTION 3.21.


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         "ERISA" shall mean the Employee Retirement Income Security Act of
1974, as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

         "ERISA AFFILIATE" shall mean any Person under common control or a member of a controlled group of corporations (as defined in Sections 414(b) and (c) of the Code) with the Seller, the Companies or any of their subsidiaries.

         "ESCROW" shall have the meaning ascribed thereto in SECTION 2.6.

         "ESCROW AGENT" shall mean the Person named as such in the Escrow Agreement.

         "ESCROW AGREEMENT" shall mean the Escrow Agreement, substantially in the form of EXHIBIT P hereto, to be entered into by the Buyers, the Sellers and the Escrow Agent on the Escrow Date.

         "ESCROWED AMOUNT" shall have the meaning ascribed thereto in SECTION 2.6(d).

         "ESCROW CLOSING" shall have the meaning ascribed thereto in SECTION
2.6.

         "ESCROW DATE" shall mean the date on which the Escrow Closing occurs.

         "ESTIMATED REIMBURSABLE SEVERANCE COSTS" shall have the meaning ascribed thereto in SECTION 5.16.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FAIRNESS OPINION" shall have the meaning ascribed thereto in SECTION 5.9.

         "FINANCIAL ADVISOR" shall have the meaning ascribed thereto in SECTION 5.9.

         "FINANCIAL STATEMENTS" shall have the meaning ascribed to it in
SECTION 3.4.

         "FORMULA PRICE" shall have the meaning ascribed thereto in SECTION
5.9.

         "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

         "GENERAL PARTNERSHIP INTERESTS" shall mean the general partnership interests of each of the LLCs in the Subsidiary Limited Partnerships.

         "GOVERNMENTAL AUTHORITY" shall mean any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether Federal, state or local, domestic or foreign.

         "HASTINGS LAND" shall mean the property set forth on SCHEDULE 3.11(a) hereto under the heading "Hastings Land," together with all Improvements, Real Property, Intangible Property, and Leases relating thereto, if any.

         "HSR ACT" shall mean Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

         "IMPROVEMENTS" shall mean, with respect to any Land, all buildings, improvements, structures and fixtures located on or in such Land.

         "INCOME FUND LOANS" shall have the meaning ascribed thereto in SECTION 2.1.

         "INDEMNIFIED PARTY" shall have the meaning ascribed thereto in SECTION 8.3.

         "INSTRUMENT OF ASSUMPTION" shall mean an Instrument of Assumption, substantially in the form of EXHIBIT F hereto.

         "INTANGIBLE PROPERTY" shall mean, with respect to any Real Property, all intangible property owned by the Sellers and used by the Sellers in connection with the Real Property and/or the Personal Property relating thereto, including, without limitation, all of the Sellers' right, title and interest in, to and under: (i) the Leases, all contract rights, books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of the Real Property or the Personal Property; (ii) all trademarks and trade names; (iii) all transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements affecting the Real Property; and (iv) all transferable guarantees, warranties and utility contracts relating to the Real Property.

         "INTERCOMPANY OBLIGATIONS" shall mean the indebtedness, notes, loan agreements and other instruments set forth on SCHEDULE 3.19(c) hereto.

         "IRS" shall mean the United States Internal Revenue Service or any successor agency.

         "LAND" shall mean any real property.

         "LAWS" shall mean all laws, rules, regulations, ordinances, decrees and orders of all applicable Federal, state, city and other Governmental Authorities.

         "LEASES" shall mean, with respect to any Real Property, the leases, licenses, tenancies and other occupancy agreements (whether written or oral) in effect at such Real Property.

         "LIEN" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, option, rights of others or restrictions (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract, or other contract to give or to refrain from giving any of the foregoing other than Permitted Encumbrances.

         "LLC INTERESTS" shall mean all of the membership, partnership or other ownership interests in the LLCs.

         "LLCS" shall mean the entities listed on SCHEDULE 3.5(a) hereto, and their successors by merger pursuant to the Reorganization.

         "LP UNITS" shall have the meaning ascribed thereto in SECTION 5.9.

         "MANAGEMENT COMPANY ASSETS" shall mean the Management Contracts and the Other Management Company Assets.

         "MANAGEMENT CONTRACTS" shall have the meaning ascribed thereto in
SECTION 2.1.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the validity or enforceability of this Agreement, on the ability of the Sellers or the Buyers to perform their obligations under this Agreement, or on the business or condition of the Acquired Business.

         "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products.

         "NINE OAKS CONDOMINIUMS" shall mean the property set forth on SCHEDULE 3.11(a) hereto under the heading "Nine Oaks Condominiums," together with all Improvements, Real Property, Personal Property, Intangible Property and Leases relating thereto.

         "NOTICE OF DIRECT CLAIM" shall have the meaning ascribed thereto in
SECTION 8.3.

         "NOTICE OF THIRD PARTY CLAIM" shall have the meaning ascribed thereto in SECTION 8.3.

         "NOTICES" shall have the meaning ascribed thereto in SECTION 9.4.

         "OFFER" shall have the meaning ascribed thereto in SECTION 5.9.

         "OFFER CONDITIONS" shall have the meaning ascribed thereto in SECTION 5.9.

         "OFFER DOCUMENTS" shall have the meaning ascribed thereto in SECTION
5.9.

         "OPTION AGREEMENT" shall mean the Option Agreement, dated as of date hereof, by and among AIMCO OP and the optionors identified on the signature pages attached thereto.

         "ORDER" shall mean any order, decree, injunction, judgment, edict, ruling, assessment, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

         "ORGANIZATIONAL DOCUMENTS" shall mean (i) with respect to a corporation, its certificate or articles of incorporation and bylaws, (ii) with respect to any limited liability company, its certificate of formation, articles of organization, regulations, operating agreement and limited liability company agreement, as applicable, (iii) with respect to any limited partnership, its certificate of limited partnership and limited partnership agreement, (iv) with respect to any general partnership, its partnership agreement, and (v) all other similar organizational documents.

         "OTHER MANAGEMENT COMPANY ASSETS" shall have the meaning ascribed thereto in SECTION 2.1.

         "OWNER'S TITLE COMMITMENTS" shall have the meaning ascribed thereto in
SECTION 6.2.

         "PARTNERSHIP PROPERTIES" shall mean the Company Properties owned or leased by the Partnerships.

         "PARTNERSHIPS" shall mean the Subsidiary Limited Partnerships and the Subsidiary Joint Ventures.

         "PCB" shall have the meaning ascribed thereto in SECTION 3.21.

         "PERMITTED ENCUMBRANCES" shall mean the following: (i) Liens for Taxes or assessments or other governmental charges or levies (a) that are not yet delinquent, or (b) that are being contested in good faith and have been adequately reserved for;

(ii) workers', mechanics', suppliers', carriers', warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness aggregating not in excess of $10,000 at any time outstanding, not yet due and payable; (iii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; and (iv) the Assumed Liabilities.

         "PERMITTED EXCEPTIONS" shall have the meaning ascribed thereto in
SECTION 6.2.

         "PERSON" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

         "PERSONAL PROPERTY" shall mean, with respect to any Real Property, all tangible personal property, equipment and supplies owned by the Sellers and situated at the Real Property and used by the Sellers in connection with the ownership, use, operation, maintenance or repair of the Real Property.

         "PLEDGORS" shall mean English, JWE Real Estate, JWE Development and JWE Investments.

         "PLEDGE AGREEMENT" shall mean the Pledge Agreement, substantially in the form of EXHIBIT H hereto, to be entered into by AIMCO OP and the Pledgor at the Closing.

         "PPM" shall mean AIMCO OP's Private Placement Memorandum, dated May 28, 1996, relating to the issuance of OP Units pursuant to this Agreement.

         "PROPERTIES" shall mean the Acquired Properties and all Company Properties.

         "PROPERTY" shall mean any one of the Properties.

         "PROPERTY MANAGEMENT AGREEMENT" shall mean the Property Management Agreement, substantially in the form of EXHIBIT O hereto, to be entered into by JWE Management and AIMCO OP (or one of its Affiliates) pursuant to SECTION 5.29.

         "PROPERTY QUESTIONNAIRE" shall have the meaning ascribed thereto in
SECTION 5.15.

         "PROXY" shall have the meaning ascribed thereto in SECTION 5.10.

         "PTR" shall have the meaning ascribed thereto in SECTION 6.2.

         "REAL PROPERTY" shall mean, with respect to any Land, (i) the Land,
(ii) the Improvements thereon, (iii) all apparatus, equipment and appliances affixed to and used in connection with the operation or occupancy of the Land and the Improvements (such as heating, air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal or other services) and now or hereafter located on or in the Land or the Improvements, and (iv) all of the rights, privileges and easements appurtenant to or used in connection with the Land and the Improvements, including, without limitation, all minerals, oil, gas and other hydrocarbon substances, all development rights, air rights, water, water rights and water stock relating to the Land, all strips and gores, all of the Sellers' right, title and interest in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected to the Land.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, substantially in the form of EXHIBIT B hereto, to be entered into by AIMCO and certain of the Sellers at the Closing.

         "REIMBURSABLE SEVERANCE COSTS" shall have the meaning ascribed thereto in SECTION 5.16.

         "REIT STATUS" shall mean, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code, and (c) the qualification and taxation of such Person as a real estate investment under analogous provisions of state and local law in each state and jurisdiction in which such Person owns property, operates or conducts business.

         "RELATED DOCUMENTS" shall mean, collectively, the Registration Rights Agreement, the Unitholder Registration Rights Agreement, the Pledge Agreement, the Consulting Agreements, the Escrow Agreement, the Property Management Agreement, and each Assignment and Assumption of Partnership Interest, Bill of Sale and Assignment, Deed, Assignment of Leases, Acknowledgment, Instrument of Assumption, and Assignment of Loans executed or delivered pursuant hereto.

         "RELEASEES" shall have the meaning ascribed thereto in SECTION 5.21.

         "REPRESENTATIVE" shall mean, with respect to any Person, any director, officer, employee, agent, advisor, counsel, accountant, lender or other representative of such Person or of any Affiliate of such Person or any Representative of any of the foregoing.

         "RESTRICTED PERIOD" shall have the meaning ascribed thereto in SECTION 5.22.

         "ROSS AGREEMENT" shall mean the Settlement Agreement and Mutual Release, dated February 2, 1996, by and among English, JWE Management and the other English Parties (as defined therein), Harold M. Ross and H. M. Ross, L.L.C.

         "REORGANIZATION" shall have the meaning ascribed thereto in SECTION
5.13.

         "SEC DOCUMENTS" shall have the meaning ascribed thereto in SECTION
4.8.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLER OBLIGATIONS" shall mean the indebtedness, notes, loan agreements and other instruments set forth on SCHEDULE 3.19(b) hereto.

         "SETTLEMENT AGREEMENTS" shall mean the Ross Agreement, the Shea Agreement and the TAG Agreement.

         "SETTLEMENT COSTS" shall mean the amounts payable under the Settlement Agreements by the "English Parties" (as defined therein).

         "SEVERANCE COSTS" shall have the meaning ascribed thereto in SECTION 5.16.

         "SHEA AGREEMENT" shall mean the Settlement Agreement and Mutual Release, dated January __, 1996, by and among English, JWE Management and the other English Parties (as defined therein), Dr. John J. Shea, Shea Investment Group, I, and R. Clay Yauger.

         "SOMERSET AGREEMENT" shall mean the Acquisition Agreement, dated as of April 30, 1996, by and among AIMCO, AIMCO Somerset, Inc., AIMCO OP, Somerset REIT, Inc., RJ Holdings, Ltd., Somerset PAM Partnership and RJ Equities, Inc.

         "SUBSEQUENT OFFER" shall have the meaning ascribed thereto in SECTION 5.9.

         "SUBSEQUENT OFFER PARTNERSHIPS" shall mean Bridgewater Partners, Ltd., Hampton Hill Partners, Hastings Place Partners, Peppermill Place Partners, West Trails Partners, Ltd., Sunbury Partners, Ltd., Seaside Point Partners, Ltd., Clear Lake Land Partners, Ltd. and Signature Point Partners, Ltd.

         "SUBSIDIARY" shall mean, with respect to any Person, (i) any corporation with respect to which such Person, directly or indirectly through one or more subsidiaries, (a) owns more than 50% of the outstanding shares of capital stock having generally the right to vote in the election of directors or
(b) has the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation, (ii) any partnership with respect to which (a) such Person or a subsidiary of such Person is a general partner, (b) such Person and its subsidiaries together own more than 50% of the interests therein, or (c) such Person and its subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, (iii) any limited liability company with respect to which (a) such Person or a subsidiary of such Person is the manager or managing member, or (b) such Person and its subsidiaries together own more than 50% of the interests therein, or (c) such Person and its subsidiaries have the right to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof, or (iv) any other entity in which such Person and/or one or more of its subsidiaries, directly or indirectly, (a) have at least a 50% ownership interest or (b) has the power to appoint or elect or direct the appointment or election of a majority of the directors or other Person or body responsible for the governance or management thereof.

         "SUBSIDIARY JOINT VENTURES" shall mean the entities listed on SCHEDULE 3.5(c) hereto.

         "SUBSIDIARY LIMITED PARTNERSHIPS" shall mean the entities listed on
SCHEDULE  3.5(b) hereto.

         "SURVEY" shall have the meaning ascribed thereto in SECTION 6.2.

         "TAG AGREEMENT" shall mean the Settlement Agreement and Mutual Release, dated January __, 1996, by and among English, JWE Management and the other English Parties (as defined therein), The Alternative Group Limited Partnership, Beal Investment Group, Inc., Bruce A. Beal, Robert L. Beal, Steven Bodi, George L. McGoldrick, Jr. and William S. Mercer.

         "TAX" or "TAXES" shall mean all Federal, state, local and foreign taxes and other assessments and governmental charges of a similar nature (whether imposed directly or through withholdings), including any interest, penalties and additions to Tax applicable thereto.

         "TAX AUTHORITY" shall mean the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

         "TAX RETURNS" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

         "TENANT LEASES" shall have the meaning ascribed thereto in SECTION
3.12.

         "THIRD PARTY CLAIM" shall have the meaning ascribed thereto in SECTION 8.3.

         "TITLE COMPANY" shall have the meaning ascribed thereto in SECTION
6.2.

         "TRANSACTION COSTS" shall mean (i) the fees and expenses of Dean
Witter Realty Inc. payable in connection with the transactions contemplated hereby, pursuant to that certain letter agreement, dated November 1, 1995, as amended by letter dated July 23, 1996, by and among Dean Witter Realty Inc., English and the entities listed on Annex B thereto, (ii) the fees and expenses payable to Mayer, Brown & Platt for legal services rendered to the Sellers and the Companies in connection with the transactions contemplated hereby, (iii) the fees and expenses of the Financial Advisor in connection with the preparation of the Fairness Opinion, (iv) the fees and expenses of Ernst & Young LLP in connection with the preparation of the Audited Financial Statements, (v) AIMCO OP's reasonable costs (including legal fees and expenses) in effecting the Offers, and (vi) Reimbursable Severance Costs.

         "TRANSFERRED EMPLOYEES" shall have the meaning ascribed thereto in
SECTION 5.16.

         "UNDERLYING DOCUMENTS" shall have the meaning ascribed thereto in
SECTION 6.2.

         "WARN ACT" shall mean the U.S. Worker Adjustment and Retraining Notification Act of 1988, as amended.

         "WESLAYAN CONDOMINIUMS II" shall mean the property set forth on
SCHEDULE 3.11(a) hereto under the heading "Weslayan Condominiums II," together with all Improvements, Real Property, Personal Property, Intangible Property and Leases relating thereto.



                                      ARTICLE II

                      CONTRIBUTION, PURCHASE AND SALE OF ASSETS

         2.1 CONTRIBUTION, PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions set forth herein, at the Closing, the Sellers shall contribute, sell, convey, assign, transfer and deliver to the Buyers, and the Buyers shall accept, purchase and acquire from the Sellers, the Acquired Assets as follows:

              (a) English shall contribute all of his LLC Interests to AIMCO OP, and AIMCO OP shall accept such contribution and immediately contribute such LLC Interests to AIMCO Holdings;

              (b) Immediately after the contribution of such LLC Interests by AIMCO OP to AIMCO Holdings, each of JWE Real Estate and JWE Development shall contribute their LLC Interests to AIMCO OP, and AIMCO OP shall accept such contribution;

              (c) JWE Management shall sell, convey, assign and transfer all of its rights in, to and under the Contracts set forth on SCHEDULE 2.1(c)(i) (collectively, the "MANAGEMENT CONTRACTS") and the assets set forth on SCHEDULE 2.1(c)(ii) (collectively, the "OTHER MANAGEMENT COMPANY ASSETS"), other than the Boat, to AIMCO OP;

              (d) JWE Management shall sell, convey, assign and transfer the Boat to AIMCO/PAM;

              (e) JWE Development shall contribute the Brentwood Apartments to AIMCO OP, and AIMCO OP shall accept such contribution;

              (f) JWE Development shall sell, convey, assign and transfer the Weslayan Condominiums II to AIMCO/PAM;

              (g) JWE Investments shall sell, convey, assign and transfer the Autumn Chace Townhomes and the Nine Oaks Condominiums to AIMCO/PAM;

              (h) The Income Fund shall sell, convey, assign and transfer, all of its rights in, to and under the indebtedness, notes, loan agreements and other instruments set forth on SCHEDULE 2.1(h) (collectively, the "INCOME FUND LOANS") to AIMCO OP;

              (i) The Sellers shall sell, convey, assign and transfer all of their rights in, to and under the Company Obligations to AIMCO OP; and

              (j) JWE Development shall sell, convey, assign and transfer the Hastings Land to AIMCO OP.

         2.2  CONSIDERATION; ASSUMPTION OF LIABILITIES.

              (a) In exchange for the contribution of the Contributed Assets, at the Closing, AIMCO OP shall issue to the Sellers, in such quantities to each Seller as is specified by the Sellers in writing at least 3 Business Days prior to the Closing Date, an aggregate number of OP Units, which are to be allocated to each Contributed Asset in accordance with SCHEDULE 2.2(a)(i) hereto, equal to
(x) $14,051,000, divided by (y) the AIMCO Market Price as of the Escrow Date.

              (b) In exchange for the sale, conveyance, assignment and transfer of the Boat, the Weslayan Condominiums II, the Autumn Chace Townhomes and the Nine Oaks Condominiums to AIMCO/PAM, at the Closing, (i) subject to SECTIONS 2.2(h) AND 2.6(d), AIMCO/PAM shall pay to the Sellers $3,475,000, allocated among such assets in accordance with SCHEDULE 2.2(b)(i) hereto; and
(ii) AIMCO/PAM shall
assume the liabilities and obligations of the Sellers under indebtedness secured by the Boat, the Weslayan Condominiums II, the Autumn Chace Townhomes and the Nine Oaks Condominiums, represented by the Contracts, instruments and agreements set forth on SCHEDULE 2.2(b)(ii) hereto (collectively, the "AIMCO/PAM ASSUMED LIABILITIES").

              (c) In exchange for the sale, conveyance, assignment and transfer of the Management Contracts and the Other Management Company Assets, other than the Boat, to AIMCO OP, at the Closing, (i) subject to SECTION 2.2(g), AIMCO OP shall pay the Sellers $254,000, allocated among such assets in accordance with SCHEDULE 2.2(b)(i) hereto, and (ii) AIMCO OP shall assume the liabilities and obligations of the Sellers under the Contracts, instruments and agreements set forth on Schedule 2.2(c)(ii) hereto (collectively, the "AIMCO OP ASSUMED LIABILITIES").

              (d) In exchange for the sale, conveyance, assignment and transfer of the Income Fund Loans to AIMCO OP, at the Closing, subject to
SECTION 2.6(d), AIMCO OP shall pay to the Income Fund an amount equal to the indebtedness represented by the Income Fund Loans as of the Closing Date, including accrued and unpaid interest thereon through the Closing Date.

              (e) In exchange for the sale, conveyance, assignment and transfer of the rights in the Company Obligations to AIMCO OP, at the Closing, subject to SECTIONS 2.2(h) AND 2.6(d), AIMCO OP shall pay to the Sellers an amount equal to the indebtedness represented by the Company Obligations as of the Closing Date, including accrued and unpaid interest thereon through the Closing Date.

              (f) In exchange for the sale, conveyance, assignment and transfer of the Hastings Land to AIMCO OP, at the Closing, subject to SECTIONS 2.2(h) AND 2.6(d), AIMCO OP shall pay to JWE Development $400,000.

              (g) In exchange for the contribution of the Brentwood Apartments to AIMCO OP, at the Closing, (i) subject to SECTIONS 2.2(h) AND 2.6(d), AIMCO OP shall pay to JWE Development $2,121,000; and (ii) AIMCO OP shall issue to JWE Development an aggregate number of OP Units equal to (x) $1,149,000, divided by
(y) the AIMCO Market Price as of the Escrow Date.

              (h) The Buyers shall reduce the aggregate amounts payable pursuant to SECTIONS 2.2(b), (e), (f) AND (g) by the amount of the indebtedness represented by the Seller Obligations as of the Closing Date, including accrued and unpaid interest thereon through the Closing Date.

         2.3 CLOSING. Upon the terms and subject to the satisfaction or waiver of all the conditions to Closing set forth in this Agreement, the Closing shall take place at 10:00 a.m., Los Angeles time, on the twenty-fifth (25th) Business Day following the Escrow Date at the offices of Skadden, Arps, Slate, Meagher & Flom, 300 South Grand

Avenue, Los Angeles, California 90071, unless another date or place is agreed to in writing by the parties hereto.

         2.4 DELIVERIES BY THE SELLERS AT THE CLOSING. At the Closing, the Sellers shall deliver, or cause to be delivered, to the Buyers the following:

              (a) PROOF OF AUTHORITY. Each of those Sellers that is a corporation, partnership, trust or limited liability company shall deliver to the Buyers proof of such corporate, partnership, trust or limited liability company authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of such Seller to act for and bind it as may be reasonably required by the Buyers.

              (b) BOOKS AND RECORDS. The Sellers shall deliver to the Buyers all of the books and records of the Companies, including, without limitation, all records of all proceedings of and actions taken by, their members, partners, shareholders and boards of directors, and all records relating to the issuance and transfer of interests therein or other securities thereof.

              (c) ASSIGNMENTS AND ASSUMPTION OF PARTNERSHIP INTEREST. Each of English, JWE Real Estate and JWE Development shall deliver to the Buyers duly executed counterparts of an Assignment and Assumption of Partnership Interest, conveying to AIMCO OP the LLC Interests owned by it, free and clear of all liens and encumbrances.

              (d) BILLS OF SALE AND ASSIGNMENT. JWE Management shall deliver to the Buyers a duly executed Bill of Sale and Assignment, conveying to AIMCO OP the Management Company Assets (other than the Boat), free and clear of all liens and encumbrances, other than Permitted Encumbrances. JWE Management shall deliver to the Buyers a duly executed Bill of Sale and Assignment, conveying to AIMCO/PAM the Boat, free and clear of all liens and encumbrances, other than Permitted Encumbrances. JWE Development shall deliver to the Buyers a duly executed Bill of Sale and Assignment, conveying to AIMCO OP all Personal Property and Intangible Property included in the Brentwood Apartments, in each case, free and clear of all liens and encumbrances, other than Permitted Encumbrances. JWE Development shall deliver to the Buyers a duly executed Bill of Sale and Assignment, conveying to AIMCO/PAM all Personal Property and Intangible Property included in the Weslayan Condominiums II, in each case, free and clear of all liens and encumbrances, other than Permitted Encumbrances. JWE Investments shall deliver to the Buyers a duly executed Bill of Sale and Assignment, conveying to AIMCO/PAM all Personal Property and Intangible Property included in the Autumn Chace Townhomes, in each case, free and clear of all liens and encumbrances, other than Permitted Encumbrances. JWE Investments shall deliver to the Buyers duly executed counterparts of a Bill of Sale and Assignment, conveying to AIMCO/PAM all Personal Property and Intangible Property included in the Nine Oaks

Condominiums, in each case, free and clear of all liens and encumbrances, other than Permitted Encumbrances.

              (e) DEEDS. JWE Development shall deliver to the Buyers a duly executed and acknowledged special warranty deed in recordable form, conveying to AIMCO OP fee title to the Brentwood Apartments, subject to Permitted Encumbrances. JWE Development shall deliver to the Buyers a duly executed and acknowledged special warranty deed in recordable form, conveying to AIMCO/PAM fee title to the Weslayan Condominiums II, subject to Permitted Encumbrances. JWE Investments shall deliver to the Buyers a duly executed and acknowledged special warranty deed in recordable form, conveying to AIMCO/PAM fee title to the Autumn Chace Townhomes, subject to Permitted Encumbrances. JWE Investments shall deliver to the Buyers a duly executed and acknowledged special warranty deed in recordable form, conveying to AIMCO/PAM fee title to the Nine Oaks Condominiums, subject to Permitted Encumbrances. JWE Development shall deliver to the Buyers a duly executed and acknowledged special warranty deed in recordable form, conveying to AIMCO OP fee title to the Hastings Land, subject to Permitted Encumbrances.

              (f)  ASSIGNMENTS OF LEASES.   JWE Development shall deliver to
the Buyers duly executed counterparts of an Assignment of Leases, conveying to AIMCO OP all Leases included in the Brentwood Apartments and pursuant to which
AIMCO OP shall assume the obligations under such Leases.   JWE Development shall
deliver to the Buyers duly executed counterparts of an Assignment of Leases, conveying to AIMCO/PAM all Leases included in the Weslayan Condominiums II and pursuant to which AIMCO/PAM shall assume the obligations under such Leases.
JWE Investments shall deliver to the Buyers duly executed counterparts of an Assignment of Leases, conveying to AIMCO/PAM all Leases included in the Autumn Chace Townhomes and pursuant to which AIMCO/PAM shall assume the obligations under such Leases.

              (g) FIRPTA CERTIFICATES. Each of the Sellers shall deliver to the Buyers a certification of non-foreign status, in form and substance satisfactory to the Buyers.

              (h) ACKNOWLEDGMENTS. Each Person that is to receive OP Units pursuant to SECTION 2.2 shall deliver to the Buyers duly executed counterparts of an Acknowledgment.

              (i) INSTRUMENTS OF ASSUMPTION. The Sellers shall deliver to the Buyers duly executed counterparts of an Instrument of Assumption, pursuant to which AIMCO OP shall assume the AIMCO OP Assumed Liabilities. The Sellers shall deliver to the Buyers duly executed counterparts of an Instrument of Assumption pursuant to which AIMCO/PAM shall assume the AIMCO/PAM Assumed Liabilities.

              (j) LEGAL OPINION. The Sellers shall cause Mayer, Brown & Platt to deliver to the Buyers their opinion as to the matters set forth on EXHIBIT J hereto, subject to such assumptions, exceptions and qualifications as are customarily included in similar opinions and as are reasonably acceptable to the Buyers.

              (k) REGISTRATION RIGHTS AGREEMENT. The Sellers shall deliver to the Buyers duly executed counterparts of the Registration Rights Agreement.

              (l) PLEDGE AGREEMENT. The Pledgor shall deliver to the Buyers duly executed counterparts of the Pledge Agreement.

              (m)  ASSIGNMENT OF LOANS.  Income Fund shall deliver to the
Buyers a duly executed Assignment of Loans, conveying to AIMCO OP all rights in, to and under the Income Fund Loans. The Sellers shall deliver to the Buyers a duly executed Assignments of Loans, conveying to AIMCO OP all rights in, to and under the Company Obligations.

              (n) TENANT SECURITY DEPOSITS. The Sellers shall (i) deliver to the Buyers a check or checks, payable in next-day funds to the order of such Persons as the Buyers shall specify in writing at least three Business Days prior to the Closing Date, (ii) wire transfer funds to such account or accounts as the Buyers shall specify at least three Business Days prior to the Closing, or (iii) any combination of the foregoing, in either case, in an aggregate amount equal to all security deposits held by the Sellers in respect of Tenant Leases, other than Tenant Leases at Company Properties, as of the Closing Date.

              (o) OTHER. The Sellers shall deliver to the Buyers all other documents, instruments and writings required to be delivered by the Sellers at or prior to the Closing Date pursuant to this Agreement.

         2.5 DELIVERIES BY THE BUYERS AT THE CLOSING. At the Closing, the Buyers shall deliver, or cause to be delivered, to the Sellers the following:

              (a) OP UNITS. AIMCO OP shall deliver to the Sellers a certificate or certificates representing the number of OP Units specified in
SECTION 2.2, less the number of OP units equal to (i) $5,000,000, divided by
(ii) the AIMCO Market Price as of the Escrow Date, with respect to which AIMCO OP shall deliver a certificate or certificates to the Collateral Agent pursuant to SECTION 5.12.

              (b) CASH CONSIDERATION. The Buyers shall, subject to SECTION 2.6(d), (i) deliver to the Sellers a check or checks, payable in next-day funds to the order of such Persons as the Sellers shall specify in writing at least three Business Days prior to the Closing, (ii) wire transfer funds to such account or accounts as the Sellers shall specify at least three Business Days prior to the Closing, (iii) provide for the Escrow Agent to release funds to the Buyers pursuant to the Escrow Agreement, or (iv) any combination of the foregoing, in either case, in an aggregate amount equal to the cash consideration to be paid by the Buyers to the Sellers pursuant to SECTION 2.2.

              (c) ASSIGNMENTS AND ASSUMPTION OF PARTNERSHIP INTEREST. AIMCO OP shall deliver to the Sellers duly executed counterparts of each Assignment and Assumption of Partnership Interest referenced in SECTION 2.4(c).

              (d) ASSIGNMENTS OF LEASES. AIMCO OP or AIMCO/PAM shall deliver to the Sellers a duly executed counterpart of each Assignment of Leases referenced in SECTION 2.4(f).

              (e) ACKNOWLEDGMENT. AIMCO OP shall deliver to the Sellers duly executed counterparts of each Acknowledgment referenced in SECTION 2.4(h).

              (f) INSTRUMENTS OF ASSUMPTION. AIMCO OP or AIMCO/PAM shall deliver to the Sellers a duly executed counterpart of each Instrument of Assumption referenced in SECTION 2.4(i).

              (g) REGISTRATION RIGHTS AGREEMENT. AIMCO shall deliver to the Sellers a duly executed counterpart of the Registration Rights Agreement.

              (h) PLEDGE AGREEMENT. AIMCO shall deliver to the Sellers duly executed counterparts of the Pledge Agreement.

              (i) SELLER OBLIGATIONS. The Buyers shall deliver to the Sellers evidence of the repayment of the Seller Obligations.

              (j) LEGAL OPINION. The Buyers shall cause Skadden, Arps, Slate, Meagher & Flom to deliver to the Sellers their opinion as to the matters set forth on EXHIBIT K hereto, subject to such assumptions, exceptions and qualifications as are customarily included in similar opinions and as are reasonably acceptable to the Sellers.

              (k) CONSULTING AGREEMENTS. AIMCO OP shall deliver to the Sellers duly executed counterparts of the English Consulting Agreement and the Carlson Consulting Agreement.

              (l) OTHER. The Buyers shall deliver to the Sellers all other documents, instruments and writings required to be delivered by the Buyers at or prior to the Closing Date pursuant to this Agreement.

         2.6  ESCROW CLOSING.

              (a) ESCROW. On the Escrow Date, the Buyers and the Sellers shall enter into the Escrow Agreement with a Person mutually agreed to by the Buyers and the Sellers who will act as the escrow agent thereunder. On the Escrow Date, pursuant to the Escrow Agreement, the Buyers and the Sellers shall cause a purchase and sale escrow (the "ESCROW") to be opened with the Escrow Agent by delivery to the

Escrow Agent of the documents, instruments and funds specified in SECTION 2.6(c) and SECTION 2.6(d) (the "ESCROW CLOSING").

              (b) ESCROW DATE. Upon the terms and subject to the satisfaction or waiver of all the conditions to Escrow Closing set forth in this Agreement, the Escrow Closing shall take place at 10:00 a.m., Los Angeles time, on a date to be specified by the parties, which shall be no later than the fifth Business Day after the satisfaction or waiver of the conditions to Escrow Closing set forth in this Agreement, at the offices of Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Los Angeles, California 90071, unless another date or place is agreed to in writing by the parties hereto.

              (c) SELLERS' DELIVERIES. At the Escrow Closing, the Sellers shall deliver, or cause to be delivered, into Escrow, each dated as of the Closing Date, all of the documents and instruments specified in SECTION 2.4, other than SECTION 2.4(m), and in SECTION 5.27.

              (d)  BUYERS' DELIVERIES.  At the Escrow Closing, the Buyers shall
(i) deliver, or cause to be delivered, into Escrow, each dated as of the Closing Date, all of the documents and instruments specified in SECTION 2.5, other than
SECTION 2.5(b), and (ii) either (x) deposit into Escrow funds in an aggregate amount (the "ESCROWED AMOUNT") equal to the cash consideration to be paid by the Buyers pursuant to SECTIONS 2.2(b), (c), (f) AND (g) and SECTION 5.27, less the amount of security deposits held by the Sellers in respect of Tenant Leases, other than Tenant Leases at Company Properties, as of the Escrow Date, as indicated by the Sellers in a written notice delivered to the Buyers at least three Business Days prior to the Escrow Date, or (y) establish or cause to be established, effective as of the Escrow Date, an irrevocable letter of credit in favor of English in a maximum aggregate amount equal to the Escrowed Amount, with a term of at least 30 business days, issued by Bank of America National Trust & Savings Association or another issuer reasonably acceptable to the Sellers, which letter of credit shall provide for drawings to be made thereunder upon delivery of a notice signed by a duly authorized representative of AIMCO, which notice AIMCO shall deposit into Escrow at the Escrow Closing. If the Buyers elect to satisfy their obligation pursuant to the foregoing sentence by establishing a letter of credit, the aggregate amount to be paid by the Buyers at Closing pursuant to SECTION 2.2 and after the Closing pursuant to Section
5.27 shall be reduced by the amount of the letter of credit, unless (A) the Sellers have not drawn on the letter of credit and (B) the Sellers deliver to the Buyers at Closing the notice pursuant to which the letter of credit may be drawn upon.

                                     ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each of the Sellers hereby represents and warrants to the Buyers as follows:

         3.1  ORGANIZATION AND QUALIFICATION.

              (a) Each of JWE Real Estate, JWE Development, JWE Investments and JWE Management is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas or Delaware (in the case of JWE Management); and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted; and is duly qualified or licensed as a foreign corporation in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary.

              (b) Each of the LLCs is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas; and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted; and is duly qualified or licensed as a foreign corporation in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary.

              (c) Except as set forth on SCHEDULE 3.1(c), each of the Subsidiary Limited Partnerships is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Texas; and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted; and is duly qualified or licensed as a foreign limited partnership in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary.

              (d) Except as set forth on SCHEDULE 3.1(d), each of the Subsidiary Joint Ventures is a general partnership, duly formed, validly existing and in good standing under the laws of the State of Texas; and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted; and is duly qualified or licensed as a foreign partnership in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Sellers has all necessary power and authority to execute and deliver this Agreement and each of the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and each of the Related Documents to which it is a party, the performance by each Seller of its obligations under this Agreement and each of the Related Documents to which it is a party, and the consummation by each Seller of the transactions contemplated by this Agreement and each of the Related Documents to which it is a party have been duly and validly authorized by all necessary action and, except as set forth on SCHEDULE 3.2, no other proceedings are necessary on the part of the Sellers to authorize this Agreement or any of the Related Documents or to consummate the transactions contemplated hereby or thereby. This Agreement and each of the Related Documents has been (or, when executed and delivered, will have been) duly and validly executed and delivered by each Seller, to the extent each is a party thereto, and, assuming the due authorization, execution and delivery thereof by the other parties hereto or thereto, constitutes the legal, valid and binding obligation of each Seller, to the extent each is a party thereto, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

         3.3  CONSENTS AND APPROVALS; NO VIOLATION.  Except as set forth on
SCHEDULE 3.3, the execution and delivery by the Sellers of this Agreement, the consummation by the Sellers of the transactions contemplated hereby and compliance by the Sellers with the provisions hereof will not (a) conflict with, result in a breach of, or cause a dissolution or require the consent or approval of any Person under, any provision of the Organizational Documents of the Sellers or the Companies, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (c) conflict with, or, with or without notice or the passage of time or both, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Contract, or give to any third party any right of termination, cancellation, amendment or acceleration under any Contract or result in the creation of a Lien on any of the Acquired Assets, or any assets or properties of the Companies, or (d) violate or conflict with any judgment, order, writ, injunction, decree, statute, Law, rule or regulation applicable to any of the Sellers, the Companies or the Acquired Business.

         3.4 FINANCIAL STATEMENTS. The Sellers have previously delivered to the Buyers true, accurate and complete copies of the financial statements of the Companies set forth on SCHEDULE 3.4 (collectively, the "FINANCIAL STATEMENTS"). Each of the Financial Statements has been prepared on a Federal income tax basis, and each presents fairly the financial position of the Company to which it relates as of its date and the results of its operations and changes in financial position for the period presented therein, as the case may be, subject, in the case of unaudited interim financial statements included therein, to normal year-end adjustments.

         3.5 OWNERSHIP INTERESTS. SCHEDULES 3.5(a), (b) AND (c) set forth a complete and correct list of all of the Companies, the capital account balances and participating percentages held by each of the Sellers and the Companies in each Company, the capital contributions made by each of the Sellers and the Companies to each Company, and the general partner (in the case of a limited partnership) or manager or managing member (in the case of a limited liability company) of each Company. Except as set forth on SCHEDULES 3.5(a), (b) AND (c), none of the Companies owns or holds any interest or otherwise participates in any general partnership, limited partnership, corporation, limited liability company, joint venture, trust or other entity other than the Partnerships. All of the LLC Interests are owned by English, JWE Real Estate and JWE Development and, in each case, in the percentages set forth on SCHEDULE 3.5(a) hereto. The Subsidiary Limited Partnerships are owned by the LLCs in the percentages set forth on SCHEDULE 3.5(b) hereto. The Subsidiary Joint Ventures are owned by the Partnerships in the percentages set forth on SCHEDULE 3.5(c) hereto. The interests of the Sellers and the Companies in the Companies are held free and clear of all security interests, liens, adverse claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Except as provided in the Organizational Documents, there are no (a) options, warrants, agreements, conversion or exchange rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any membership interest, partnership interest, or other equity interest in any of the Companies, (b) obligations to invest in any of the Companies (in the form of a loan, capital contribution or otherwise) or
(c) restrictions on the voting or transfer of such interests. All interests in all of the Companies have been issued in material compliance with all applicable laws, including Federal and state securities laws.

         3.6 ORGANIZATIONAL DOCUMENTS. The Sellers have delivered to the Buyers a complete and correct copy of (a) the charter and bylaws of each of the Sellers that is a corporation, (b) the articles of organization, regulations, certificate of formation, limited liability company agreement or operating agreement of each of the LLCs, (c) the certificate of limited partnership and partnership agreement of each of the Partnerships, and (d) all other Organizational Documents of the Companies, in each case, as amended, and none of the Sellers or the Companies is in violation thereof. Except as set forth on
SCHEDULE 3.6, the Organizational Documents of the Subsidiary Limited Partnerships permit the general partner of each Subsidiary Limited Partnership to (a) pay the manager of the Property owned by such Subsidiary Limited Partnership a monthly property management fee at least equal to 5% of gross receipts, and reimburse the manager for expenses incurred by the manager in the management of the Properties, (b) receive a monthly partnership administration fee equal to the greater of $1,000 or 2% of gross receipts, (c) receive, in the event of a sale or other disposition of the Property owned by such Partnership, a disposition fee at least equal to 2% of gross proceeds, and (d) receive, in the event of a refinancing of the Property owned by the Partnership, a fee equal to 1% of the amount of the new financing. Each limited liability company agreement or regulations of each of the LLCs (prior to the Reorganization), each partnership agreement of each of the Partnerships and, after the Reorganization, the LLCs, and each Company Obligation is a valid and binding obligation of the Sellers and the Companies, to the extent each is a party thereto, enforceable against such Seller or Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

         3.7 LITIGATION. Except as set forth on SCHEDULE 3.7, (a) the Sellers and the Companies have not received notice of any action, suit or proceeding before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to the Sellers' knowledge, threatened, against or affecting all or any portion of the Acquired Business or any of the Companies or the Sellers and, to the Sellers' knowledge, there is no basis for any such action; (b) there are no actions, suits or proceedings pending, contemplated or, to the Sellers' knowledge, threatened in connection with all or any portion of the Acquired Business or any of the Companies or the Sellers; and (c) the Sellers have not received notice of any attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings pending, or, to its knowledge, threatened, against any of the Companies or the Sellers. Except as set forth on SCHEDULE 3.7, (a) there is no Order to which any of the Companies or the Acquired Business is subject; (b) none of the Sellers is subject to any Order that relates to the Acquired Business; (c) each of the Sellers and the Companies is, and has been at all times, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;
(d) to the Sellers' knowledge, no event has occurred, and no condition or circumstance exists, that could reasonably be expected to (with or without notice of lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Order to which any of the Companies or the Acquired Business is subject; and (e) none of the Sellers or the Companies has received any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which any of the Companies or the Acquired Business is or has been subject. The Sellers have delivered to the Buyers and their counsel copies of all pleadings, correspondence and other documents relating to all actions, suits and proceedings commenced at any time on or after January 1, 1993, whether pending, settled or dismissed, that involve, affect or relate to any of the Companies or the Acquired Business. The Sellers have delivered to the Buyers copies of all correspondence sent or received after January 1, 1993, between any of the Sellers and the LLCs, on one hand, and any limited partner of any of the Partnerships.

         3.8 ABSENCE OF UNDISCLOSED LIABILITIES. None of the Companies has any liabilities or obligations of any kind or nature, whether absolute, contingent or accrued, and whether due or to become due, except (a) those set forth on SCHEDULE 3.8,
(b) those reflected or disclosed in the Financial Statements, and (c) those arising after December 31, 1995, in the ordinary course of business and consistent with past practice and that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         3.9 ABSENCE OF CHANGES. Except as set forth on SCHEDULE 3.9 or in the Financial Statements, since December 31, 1995, (a) there has not been, occurred, or arisen any change in, or any event (including without limitation any damage, destruction, or loss, whether or not covered by insurance), condition, or state of facts of any character that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, (b) the Companies have operated only in the ordinary course of business and consistent with past practice, and (c) without limiting the generality of the foregoing, none of the Companies has:

                   (i) declared, set aside, or paid any dividend or other distribution, or redeemed, purchased or otherwise acquired any membership, partnership, equity or other ownership interest therein or right to acquire any such interest, other than cash dividends paid by the LLCs to their members;

                   (ii) issued, sold or disposed of any debenture, note, stock or other security;

                   (iii) created any Lien on or in any of its assets or properties or assumed any Lien with respect to any of its assets or properties, which Lien relates to liabilities that, individually or in the aggregate, exceeds $10,000;

                   (iv) incurred any liability for borrowed money that, individually or in the aggregate, exceeds $10,000;

                   (v) suffered any damage, destruction or loss (whether or not covered by insurance) affecting any of its assets or properties which damage, destruction or loss, individually or in the aggregate, exceeds $10,000;

                   (vi) suffered the termination or lapse of, or otherwise failed to preserve, any material license or permit;

                   (vii)  settled any litigation or dispute;

                   (viii) amended its articles of incorporation, bylaws, articles of organization, certificate of formation, regulations, operating agreement, limited liability company agreement, partnership agreement or any other Organizational Documents; or

                   (ix) entered into any contract or agreement to take any of the actions set forth in clauses (i) through (viii) of this Section.

         3.10  BENEFIT PLANS AND EMPLOYEE MATTERS.

              (a) None of the Companies or the Sellers (other than JWE Management) have or have ever had any employees. None of the Companies (i) has any liability under any past or present Benefit Plan, (ii) has any liability to any employees of the Sellers or any employees of any Affiliate of any of the Sellers or (iii) is a party to or bound by any collective bargaining or similar labor contract. None of the Sellers or the Companies have made any representations or commitments to any of their employees concerning terms or conditions of employment of such Persons by the Buyers.

              (b)  Except as set forth on SCHEDULE 3.10(b) or SCHEDULE 3.7:
(i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of the Sellers, threatened against or affecting JWE Management and, during the past five years, there has not been any such action; (ii) to the knowledge of the Sellers, there are no union claims to represent the employees of JWE Management; (iii) JWE Management is neither a party to nor bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of JWE Management;
(iv) none of the employees of JWE Management are represented by any labor organization, and the Sellers have no knowledge of any current union organizing activities among the employees of JWE Management, nor does any question concerning representation exist concerning such employees; (v) there are no written personnel policies, rules or procedures applicable to employees of JWE Management, other than those which have heretofore been delivered to the Buyers or their representatives; (vi) JWE Management has at all times been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices, as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (vii) there is no unfair labor practice charge or complaint against JWE Management pending or, to the knowledge of the Sellers, threatened before the National Labor Relations Board or any similar state or foreign agency; (viii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to JWE Management; (ix) to the knowledge of the Sellers, no charges with respect to or relating to JWE Management are pending before the Equal Employment Opportunity Commission or any other corresponding state agency and JWE Management has at all times been in material compliance with all Federal and state laws and regulations prohibiting discrimination in the workplace including, without limitation, laws and regulations that prohibit discrimination and/or harassment on account of race, national origin, religion, gender, disability, age, workers compensation status or otherwise; (x) to the knowledge of the Sellers, no Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to JWE Management and no such investigation is in progress; (xi) there are no threatened or pending wage and hour claims filed against JWE Management with the United States Department of Labor or any corresponding state agency;
(xii) neither the Occupational Safety and Health Administration nor any corresponding state agency has threatened to file any citation, and there are no pending citations relating to JWE Management; (xiii) there is no pending investigation of, or complaint pending against, JWE Management by the Office of Federal Contract Compliance Programs or any corresponding state agency; and
(xiv) there are no complaints, controversies, lawsuits or other proceedings pending against JWE Management brought on behalf of any applicant for employment, current or former employees, or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

              (c) Since the enactment of the WARN Act, the Sellers have not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Sellers, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Sellers; nor have the Sellers been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of the Sellers has suffered an "employment loss" (as defined in the WARN Act) since March 1, 1996.

              (d) The Reimbursable Severance Costs will not exceed the Estimated Reimbursable Severance Costs.

         3.11  PROPERTIES.

              (a) OWNERSHIP. SCHEDULE 3.11(a) sets forth a list and legal description of all of the Properties, indicating, in each case, the legal and equitable owner of such Property, each of whom holds good and indefeasible fee simple title to such Property (subject to Permitted Encumbrances and other matters reflected on the PTR, the Surveys or the Underlying Documents), with full right to convey. The Company Properties constitute all of the real, personal and intangible property currently used in the conduct of the business of the Companies. Except as disclosed in SCHEDULE 3.11(a), none of the Sellers or the Companies have granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in any of the Properties.

              (b) COMPLIANCE WITH LAWS. Except as disclosed on SCHEDULE 3.11(b), to the Seller's knowledge, each Property is in full compliance with all Laws, including, without limitation, all Laws with respect to zoning, building, fire and health codes, environmental protection and sanitation and pollution control, but excluding the ADA. None of the Sellers or the Companies has received notice of, or has knowledge of, any condition currently or previously existing on any Company Properties or any portion thereof which may give rise to any violation of any existing Law (including the ADA) applicable to any of the Properties if it were disclosed to the authorities having jurisdiction over any of the Properties.

              (c) APPRAISALS. SCHEDULE 3.11(c) sets forth all appraisals of the Properties obtained or received by the Sellers or the Companies within the last three years. The Sellers have delivered to the Buyers copies of all such appraisals.

         3.12  TENANT LEASES.

              (a)  SCHEDULE 3.12(a) is a true, correct and complete summary of
(i) all tenants under leases in effect at the Properties (collectively, the "TENANT LEASES"), (ii) the commencement and expiration dates of the Tenant Leases, (iii) the monthly rents payable under the Tenant Leases, (iv) any and all concessions, allowances, credits or rebates granted under the Tenant Leases, and (v) all deposits made by tenants under the Tenant Leases.

              (b) To the Sellers' knowledge, the Tenant Leases are in full force and effect and no Company has received notice of any default by the landlord thereunder and no Company has knowledge of any fact or facts which would now or with the giving of notice or the passage of time or both be a default under the terms thereof, except as otherwise set forth on SCHEDULE 3.12(b). To the Sellers' knowledge, there are no pending claims by the tenants under the Tenant Leases for offsets against rent or other monetary claims made by tenants against the Sellers, the LLCs, or the Partnerships, in their capacities as landlord.

              (c) All of the Tenant Leases included in the Acquired Properties are assignable to Buyers in connection with the acquisition of the Acquired Properties without the necessity for any approval, consent or additional payment.

              (d) Neither the Hastings Land, the Easton Falls Land nor Easton Commons includes, or is subject to, any Lease.

         3.13  PERSONAL PROPERTY; LEASES.

              (a) Except as set forth in SCHEDULE 3.13, to the Sellers' knowledge, each of the Companies owns good and indefeasible title to, or has a valid leasehold interest in or has a valid right under contract to use, all personal property that is used in the conduct of its business and operations (other than the Management Company Assets), or that is carried for value on its books and records, free and clear of all Liens other than Permitted Encumbrances.

              (b) Except as set forth in SCHEDULE 3.13 and except for personal property of which a Seller is a lessee, all the personal property included in the Management Company Assets or the Acquired Properties is owned by such Seller free and clear of all Liens except Permitted Encumbrances. Immediately after the Closing, the Buyers will have good and marketable title to all the personal property included in the Management Company Assets or the Acquired Properties other than leased personal property, free and clear of any Lien other than Permitted Encumbrances.

              (c) Neither the Hastings Land, the Easton Falls Land nor the Easton Commons includes any Personal Property or Intangible Property.

         3.14  CONTRACTS.

              (a) SCHEDULE 3.14 sets forth a true and complete list of each of the following Contracts or other documents or arrangements that are currently in effect and to which any of the Companies is a party, or by which any of the Acquired Assets or any of the assets or properties of any of the Companies is bound (with references to the appropriate clause hereunder to which such Contract, document or arrangement relates):

                   (i) all Contracts or arrangements containing any provision or covenant limiting the ability of any of the Companies to engage in any line of business or to compete with, or to obtain products or services from, any Person or to engage in any activity in any area, or, to the knowledge of the Sellers, limiting the ability of any Person to compete with, or to provide products or services to, any of the Companies;

                   (ii) all partnership, joint venture, profit-sharing, or similar Contracts or arrangements with any Person (other than the Organizational Documents of the Companies);

                   (iii) all leases or subleases of real property used in the business and operations of any of the Companies, and all other leases, subleases or rental or use Contracts for which any of the Companies is liable, that involve payments in excess of $10,000;

                   (iv) all Contracts or arrangements relating to the future disposition or acquisition by any of the Companies of any assets or properties of any Person or of any interest in any business enterprise, except any such Contracts or arrangements that, in the aggregate, do not involve assets or properties with a value in excess of $25,000;

                   (v) all Contracts or arrangements (including, without limitation, those relating to allocations of expenses, personnel, services, or facilities) with any of the Sellers or any Affiliate of any of the Sellers (other than the Management Contracts);

                   (vi) all Contracts or arrangements for the provision of administrative, managerial or other services by or for the Companies to or from any other Person (other than the Management Contracts);

                   (vii) all Contracts or arrangements pursuant to which any Person guarantees an obligation of any of the Companies, or pursuant to which any of the Companies guarantees any obligation of another Person, including tenant bonds;

                   (viii) all Contracts or arrangements not made in the ordinary course of business;

                   (ix) all Contracts or arrangements relating to the settlement of any dispute or litigation;

                   (x) all Contracts or arrangements that involve any remaining or unsatisfied obligation to make capital expenditures (whether through the purchase of real or personal property or otherwise), except any such Contracts or arrangements that, in the aggregate, do not involve obligations in excess of $50,000;

                   (xi) all Contracts or arrangements evidencing or relating to any direct or indirect indebtedness for borrowed money in excess of $10,000 (including, but not limited to, loan agreements, lease-purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or make investments or other undertakings on which others rely in extending credit); or which is or relates to a conditional sales contract, chattel mortgage, equipment lease agreement or other security arrangement with respect to personal property (other than unperfected purchase money security interests created pursuant to sales confirmations issued by vendors), any one of which has a value equivalent to, or provides for payments of, $5,000 or more per month in any such instance;

                   (xii) all Contracts or arrangements that are or relate to an employment Contract (or other Contract with employees or consultants) or agency or consulting Contract, other than those that are terminable without penalty or other liability on not more than thirty (30) days' notice;

                   (xiii) all Contracts or arrangements for which provision has not otherwise specifically been made in this Section that (a) involves the prospective obligation to pay more than $10,000 or that has an unexpired term of more than one year and is not terminable without penalty on not more than 90 days' notice or (b) is material to the Acquired Business.

              (b) The Sellers have made available to the Buyers a true copy of each Contract or arrangement described above, as presently in effect, and none of the Sellers, the LLCs or, to the knowledge of the Sellers, the Partnerships has received any notice from any party to any such Contract of the termination thereof. Each of the Contracts listed in SCHEDULE 3.14 is in full force and effect and constitutes a legal, valid and binding obligation of the Sellers and the LLCs, to the extent each is a party thereto, and, to the Sellers' knowledge, each Partnership and other Person that is a party thereto and, upon consummation of the transactions contemplated by this Agreement (including, without limitation, the assignment of such Contract to the Buyers), will remain in full force and effect. None of the Sellers, the LLCs nor, to the knowledge of the Sellers, any Partnership or other party to any Contract or arrangement disclosed or required to be disclosed in SCHEDULE 3.14 is currently in violation, breach or default under any such Contract or arrangement or, with or without notice or lapse of time or both, would be in violation or breach of or default under any such Contract or arrangement.

              (c) Each Contract or Lease to be assigned by any of the Sellers to any of the Buyers pursuant to this Agreement may be assigned by the Sellers to the Buyers.

         3.15 COMPLIANCE WITH LAW; LICENSES, PERMITS AND APPROVALS. Except as set forth on SCHEDULE 3.15, the businesses of the LLCs and, to the knowledge of the Sellers', the Partnerships have been and are currently being conducted in compliance with all Laws. SCHEDULE 3.15 sets forth all licenses, franchises, permits, orders, approvals, authorizations, variances, exemptions, classifications, certificates, registrations and similar documents or instruments required by any Governmental Authority or otherwise necessary in connection with the ownership, development, use or maintenance of any of the Properties, the Acquired Assets or the Acquired Business, except those the absence of which would not, individually or in the aggregate, result in a cost, loss, expense or liability in excess of $10,000 (collectively, the "APPROVALS"). Except as set forth on SCHEDULE 3.15, all of the Approvals to be assigned to the Buyers pursuant to this Agreement are transferable to the Buyers without the necessity of any approval or consent or additional payment and no such transfer will affect the validity thereof. All of the Approvals are, and upon consummation of the transactions contemplated hereby will be, in full force and effect, and no Seller or any Company is or, upon consummation of the transactions contemplated hereby, will be in default under, violation of or noncompliance with the Approvals.


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

         3.16  INSURANCE.

              (a) SCHEDULE 3.16(a) sets forth a true and complete list and description of all casualty, liability, property, workers compensation, directors and officers liability, and other contracts that insure the business or operations of any the Companies or affect or relate to the ownership, use or operations of any of the Acquired Assets or the Acquired Business, and (i) that have been issued to the Companies (including without limitation the names and addresses of the insurers and the expiration dates thereof, and coverage thereof) or (ii) that are held by any of the Sellers or by any Affiliate of the Sellers (other than the Companies) for the benefit of the Companies. All such insurance is in full force and effect. All premiums required to be paid thereunder have been paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies will remain in full force and effect through the Closing Date; and will not by their terms in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. None of the Sellers or the Companies has received or has knowledge of any notice or request from any insurance company requesting the performance of any work or alteration with respect to any Property. None of the Sellers or the Companies has received notice from any insurance company concerning, nor are any of the Sellers aware of, any defects or inadequacies in any of the Properties which, if not corrected, would result in the termination of insurance coverage or increase its cost.

              (b) SCHEDULE 3.16(b) sets forth a true and complete summary of all losses incurred and payments made since January 1, 1995, pursuant to the insurance described in SECTION 3.16(a) or the Property Insurance Policies.

         3.17 COMMUNITY PROPERTY. English is unmarried, and no former spouse of English or other Person has any community property or other interest in any of the assets or property to be transferred by English hereunder.

         3.18 NON-APPLICABILITY OF CERTAIN REGULATIONS. Each of the Companies is not, and does not conduct its operations in a manner that could subject it to registration as, an "investment company" under the U.S. Investment Company Act of 1940, as amended. None of the Companies is subject to, nor does any of them conduct its operations in a manner that could subject any of them to, regulation under the U.S. Public Utility Holding Company Act of 1935, as amended, the U.S. Federal Power Act, as amended, the U.S. Natural Gas Act, as amended, or any similar law, rule or regulation of any Governmental Authority.

         3.19 INTERCOMPANY LIABILITIES. SCHEDULES 3.19(a), (b) AND (c) set forth true and complete lists and descriptions, including the obligors, principal amount outstanding as of the date hereof, and accrued but unpaid interest thereon as of the date hereof, of (a) all indebtedness owed by any of the Companies to any of the Sellers or their Affiliates (other than the Companies), (b) all indebtedness owed by any of the Sellers or their Affiliates (other than the Companies) to any of the Companies, and (c) all indebtedness owed by any of the Companies to any of the other Companies, respectively. Except as disclosed in SCHEDULES 3.19(a), (b) AND (c), and except for obligations under the Management Contracts, there are no obligations, liabilities, Contracts or commitments between or among any of the Companies, on the one hand, and any of the Sellers or any Affiliate of any of the Sellers (including the Companies), on the other.

         3.20 BROKERS. Except as disclosed in SCHEDULE 3.20, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Sellers directly with the Buyers, without the intervention of any Person on behalf of the Seller in such manner as to give rise to any valid claim by any Person against the Buyers or the Companies for a finder's fee, brokerage commission, or similar payment.

         3.21  ENVIRONMENTAL.

              (a) COMPLIANCE. Except as set forth in SCHEDULE 3.21(a), to the Sellers' knowledge, each of the Sellers and the Companies is in full compliance with all Environmental Laws, which compliance includes, but is not limited to, the possession by the Sellers and the Companies of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as set forth in
SCHEDULE 3.21(a), none of the Sellers or the Companies has received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that any of the Sellers or the Companies is not in such full compliance, and, to the Sellers' best knowledge, there are no circumstances that may prevent or interfere with such full compliance in the future.

              (b) CLAIMS. Except as set forth in SCHEDULE 3.21(b), there is no Environmental Claim pending or, to the Sellers' knowledge, threatened against any of the Sellers and the Sellers have not received notice of any Environmental Claim pending or threatened against the Companies or, to the Sellers' best knowledge, against any Person or whose liability for any Environmental Claim any of the Sellers or the Companies has retained or assumed either contractually or by operation of law. Except as set forth in SCHEDULE 3.21(b), to the Sellers' knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against any of the Sellers or the Companies or against any person or entity whose liability for any Environmental Claim any of the Sellers or the Companies has retained or assumed either contractually or by operation of law.

              (c) LOCATIONS. Without in any way limiting the generality of the foregoing, to the Sellers' knowledge, (i) all on-site locations where any of the Sellers or the Companies has stored, disposed or arranged for the disposal of Materials of

Environmental Concern at the Properties are identified in SCHEDULE 3.21(c), (ii) all underground storage tanks, and the capacity and contents of such tanks, located at the Properties are identified in SCHEDULE 3.21(c), (iii) except as set forth in SCHEDULE 3.21(c), there is no asbestos contained in or forming part of any building, building component, structure or office space at the Properties, and (iv) except as set forth in SCHEDULE 3.21(c), no polychlorinated biphenyls ("PCB") or PCB-containing items are used or stored at the Properties.

              (d) PERMITS. Each of the Sellers and, to the Sellers' best knowledge, the Companies has all permits, licenses, registrations, authorizations and approvals and financial assurance (including, without limitation, rights under grandfather provisions, exemptions, waivers and the like) ("ENVIRONMENTAL PERMITS") required to be held or provided by the Sellers and the Companies in order to conduct their respective businesses as currently operated or contemplated under applicable Environmental Laws, to the Sellers' best knowledge, each is in compliance with the requirements of all such Environmental Permits, and none of the Sellers or the Companies has been notified by any Governmental Authority or has any basis to believe that any Environmental Permit may be modified, suspended or revoked, or that any Environmental Permit cannot be renewed in the ordinary course of business.
SCHEDULE 3.15 lists all Environmental Permits, if any, held by the Sellers and, to the Sellers' best knowledge, the Companies, and the Sellers and the Companies have made copies of all such Environmental Permits, or pending applications for any such Environmental Permits, available for inspection by the Buyers. There are no orders or decrees (including, without limitation, consent orders or consent decrees), judgments, settlements, agreements or other binding obligations of any kind relating to Environmental Claims or Environmental Laws specifically applicable to the Sellers or the Companies or to any of the Properties.

              (e) REPORTS. The Sellers have provided to the Buyers complete and correct copies, or originals, of all environmental and worker safety and health reports, studies, risk assessments, exposure assessments, investigations, audits, internal assessments of potential responsibility or liability under Environmental Laws, and records of agency audits under Environmental Laws of which it has knowledge relating to the Properties.

              (f) CONTRACTS. SCHEDULE 3.21(f) and SCHEDULE 3.11(a) list all properties which are or have been owned, leased or operated by the Companies, and the Sellers have provided the Buyers with copies of all contracts or agreements allocating responsibility, obligation or liability for environmental matters thereunder or pursuant thereto relating to such properties or otherwise relating to the Companies.

         3.22  TAXES.

              (a) The Companies have timely filed (or have had timely filed on their behalf) or will timely file or cause to be timely filed, all Tax Returns required by applicable law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct.

              (b) The Companies have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all Taxes due with respect to any period or portion thereof ending prior to or as of the Closing Date.

              (c) No Audit by a Tax Authority is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, the Companies. No issue has been raised by any Tax Authority in any Audit of the Companies that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Companies. There are no liens for Taxes upon the assets of the Companies, except liens for current Taxes not yet due.

              (d) None of the Companies has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

              (e) Except as set forth on SCHEDULE 3.22, none of the Companies is a party to, is bound by, or has any obligation to Sellers for Taxes under any tax sharing, cost sharing, or similar agreement or policy. As of the Closing Date, any such agreements or policies (whether or not listed on SCHEDULE 3.22 are cancelled, void, and unenforceable. The provisions of any such agreement or policy listed on SCHEDULE 3.22 shall continue to apply to the Companies through the close of business on the Closing Date.

              (f) There are no changes in the tax accounting methods subject to Section 481(a) of the Code which have an ongoing effect on the Companies.

              (g) Each Seller is not (and each of its shareholders or partners, if any, is not and at all times since its formation has not been) a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate within the meaning of Section 1445 of the Code.

              (h) Each of the Companies is, and has been since its formation, classified as an association not taxable as a corporation for Federal income tax purposes for any and all periods up to and including the Closing. The IRS has not challenged or threatened to challenge the status of any of the Companies as associations not taxable as corporations for Federal income tax purposes. All Tax Returns and other filings have been filed on a basis consistent with such position for Federal income tax purposes.

         3.23 INVESTMENT REPRESENTATIONS. Each of the Sellers that will receive OP Units pursuant to Section 2.2:

              (a) is an "Accredited Investor," as such term is defined in Regulation D under the Securities Act;

              (b)  has received and reviewed the PPM;

              (c) has had access to such additional financial and other information, and has been afforded the opportunity to ask questions of representatives of AIMCO OP and AIMCO, and to receive answers to those questions, as it has deemed necessary in connection with its acquisition of OP Units;

              (d) acknowledges that the OP Units that will be acquired pursuant to this Agreement are being acquired in a transaction not involving any public offering within the meaning of the Securities Act, and the OP Units, and any AIMCO Stock that may be issued in exchange for OP Units tendered for redemption, have not been, and may never be, registered under the Securities Act;

              (e) agrees not to offer, sell, transfer or otherwise dispose of the OP Units, or any AIMCO Stock issued in exchange for OP Units tendered for redemption, in the absence of registration under the Securities Act unless it delivers to AIMCO OP and AIMCO an opinion of counsel reasonably satisfactory to AIMCO OP and AIMCO, in form and substance satisfactory to AIMCO OP and AIMCO, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Securities Act and under applicable state securities and blue sky laws;

              (f) acknowledges that the OP Units, and any AIMCO Stock issued in exchange for OP Units tendered for redemption, will be in the form of physical certificates and that, unless and until such OP Units or AIMCO Stock shall have been registered under the Securities Act, the certificates will bear a legend to the following effect:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

              (g) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the OP Units and is able to bear the economic risk of a loss of an investment in the OP Units and is not acquiring any OP Units with a view to the distribution thereof or any present intention of offering or selling any thereof in a transaction that would violate the Securities Act or the securities laws of any state or any other applicable jurisdiction; and

              (h) has been advised by its own counsel with respect to this Agreement and the tax implications of the contributions and transactions contemplated hereby.

         3.24 DISCLOSURE. No representation or warranty of the Sellers contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of the Sellers to the Buyers or any of their Representatives pursuant hereto contains or will contain any untrue statement of a material fact. To the best of the Sellers' knowledge, the Sellers have disclosed to the Buyers all information relating to the Acquired Business that could have a Material Adverse Effect.


                                      ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF THE BUYERS

         Each of the Buyers hereby represents and warrants to the Sellers, as follows:

         4.1  ORGANIZATION AND QUALIFICATION.

              (a) AIMCO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. AIMCO has its principal place of business in the State of Colorado and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. AIMCO is duly qualified or licensed as a foreign corporation in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by it makes such qualification or licensing necessary.

              (b) Each of AIMCO OP and AIMCO/PAM is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with its principal place of business in the State of Colorado, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of AIMCO OP and AIMCO/PAM is duly qualified or licensed as a foreign limited partnership in each jurisdiction where the character of the properties owned, leased or operated or the nature of the business conducted by AIMCO OP and AIMCO/PAM makes such qualification or licensing necessary.

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Buyers has all necessary power and authority to execute and deliver this Agreement and each of the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Buyer of this Agreement and each of the Related Documents to which it is a party, the performance by each Buyer of its obligations under this Agreement and each of the Related Documents to which it is a party, and the consummation by each Buyer of the transactions contemplated by this Agreement and each of the Related Documents to which it is a party have been duly and validly authorized by all necessary action and no other proceedings are necessary on the part of the Buyers to authorize this Agreement or any of the Related Documents or to consummate the transactions contemplated hereby or thereby. This Agreement and each of the Related Documents has been (or, when executed and delivered, will have been) duly and validly executed and delivered by each Buyer, to the extent each is a party thereto, and, assuming the due authorization, execution and delivery thereof by the other parties hereto or thereto, constitutes the legal, valid and binding obligation of each Buyer, to the extent each is a party thereto, enforceable against such Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

         4.3  CONSENTS AND APPROVALS; NO VIOLATION.  Except as set forth on
SCHEDULE 4.3, the execution and delivery by the Buyers of this Agreement, the consummation by the Buyers of the transactions contemplated hereby and compliance by the Buyers with the provisions hereof will not (a) conflict with, result in a breach of, or cause a dissolution or require the consent or approval of any Person under, any provision of the Organizational Documents of the Buyers, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (c) conflict with, or, with or without notice or the passage of time or both, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract to which the Buyers are a party, or give to any third party any right of termination, cancellation, amendment or acceleration under any such contract or result in the creation of a Lien on any of the assets or properties of the Buyers, or (d) violate or conflict with any judgment, order, writ, injunction, decree, statute, Law, rule or regulation applicable to any of the Buyers.

         4.4 LITIGATION. The Buyers have not received notice of any material action, suit or proceeding before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to its knowledge, threatened, against or affecting the Buyers and, to their knowledge, there is no basis for any such action, suit or proceeding. The Buyers have not received notice of any attachments, execution proceed-ings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings that are pending, or, to its knowledge, threatened, against the Buyers.

         4.5 ORGANIZATIONAL DOCUMENTS. The Buyers have delivered to the Sellers a complete and correct copy of (a) the Articles of Incorporation and Amended and Restated bylaws of AIMCO, (b) the Agreement of Limited Partnership of AIMCO OP, and (c) the Agreement of Limited Partnership of AIMCO/PAM, in each case, as amended, and none of the Sellers is in violation thereof.

         4.6 OP UNITS. The OP Units, if and when issued to the Sellers in accordance with this Agreement, will be duly authorized and validly issued. Subject to the Sellers' delivery of the acknowledgments described in SECTION 2.4(h), the Persons receiving OP Units pursuant to this Agreement will be duly admitted on and as of the Closing Date as limited partners of AIMCO OP with all the rights of limited partners of AIMCO OP under the Agreement of Limited Partnership of AIMCO OP or otherwise.

         4.7 CAPITALIZATION. The authorized capital stock of AIMCO consists of 150,000,000 shares of Class A Common Stock, $.01 par value per share, 685,000 shares of Class B Common Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.01 par value per share. As of April 29, 1996, 11,973,832 shares of Class A Common Stock, 585,000 shares of Class B Common Stock and no shares of Preferred Stock were issued and outstanding. Since May 1, 1996, AIMCO has not issued any shares of its capital stock, except shares of Class A Common Stock issued pursuant to the Somerset Agreement or to holders of OP Units upon redemption of such OP Units. As of April 29, 1996, 2,081,684 OP Units were issued and outstanding. Except (a) employee options to acquire Class A Common Stock of AIMCO, (b) as provided in the Agreement of Limited Partnership of AIMCO OP, (c) as disclosed in SCHEDULE 4.7, (d) issuances of OP Units and shares of AIMCO Stock in connection with acquisitions of properties, interests in properties and interests in entities that own properties, and (e) pursuant to this Agreement, there are no options, warrants or other rights, agreements or commitments obligating AIMCO to issue shares of its capital stock or obligating AIMCO OP to issue OP Units.

         4.8  REPORTS, FINANCIAL STATEMENTS AND PRIVATE PLACEMENT MEMORANDUM.

              (a) The Buyers have previously made available to the Sellers complete and correct copies of each: (i) annual report on Form 10-K for AIMCO;
(ii) quarterly report on Form 10-Q for AIMCO; (iii) definitive proxy statement for AIMCO; (iv) current report on Form 8-K for AIMCO; and (v) other form, report, schedule and statement and filed by AIMCO with the SEC under the Exchange Act, since January 1, 1996 (collectively, the "SEC DOCUMENTS"). In addition, the Buyers have delivered to the Sellers the PPM. As of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Exchange Act to the extent applicable to such SEC Document, and none of such SEC Documents or the PPM (as of their respective dates) contained an untrue statement of a material fact required to be stated


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

therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except as the same was corrected or superseded in a subsequent document duly filed with the SEC, that has been delivered to the Sellers. Since January 1, 1995, AIMCO has timely filed all reports and made all filings required to be filed under the Exchange Act with the SEC under the rules and regulations of the SEC.

              (b) The audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Documents and the PPM (including any related notes) fairly present the financial position of AIMCO and its consolidated Subsidiaries as of the dates thereof and the results of operations and changes in cash flows for the periods specified, subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with past practice and GAAP applied on a consistent basis during the period involved (except as otherwise stated therein). Except as and to the extent set forth in the SEC Documents or the PPM, since December 31, 1995, the Buyers have incurred no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations that, individually and in the aggregate, are not reasonably likely to have a material adverse effect on their ability to perform their obligations under this Agreement or on their business and condition.

         4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents or the PPM, since December 31, 1995 there has not been, occurred or arisen any change in the business, financial condition or results or operations of the Buyers that adversely affects in any material respect their ability to perform their obligations under this Agreement or would reasonably be expected to have a material adverse effect upon their business or condition.

         4.10 INVESTMENT COMPANY STATUS. Neither AIMCO OP, AIMCO Holdings nor AIMCO/PAM is an "investment company" within the meaning of Section 721(b) of the Code and the Treasury regulations thereunder.

         4.11 PARTNERSHIP STATUS. AIMCO OP, AIMCO Holdings and AIMCO/PAM are treated as partnerships, and not as associations taxable as corporations, for Federal income tax purposes.


                                      ARTICLE V

                                      COVENANTS

         5.1 NOTIFICATION OF CERTAIN MATTERS. Each of the parties hereto shall give prompt notice to the other parties hereto of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any


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

material respect, or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Subject to SECTION 8.1, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.2 FURTHER ACTION, REASONABLE EFFORTS; CONSENTS AND APPROVALS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, certificates, qualifications and orders of, and make all filings and required submissions with, all Governmental Authorities, and all shareholders, lenders and partners of, and parties to contracts with, any of the Buyers, the Sellers or the Companies and all other Persons, in each case, as are necessary or desirable for the consummation of the transactions contemplated hereby (collectively "CONSENTS"). The Sellers shall, as soon as possible prior to the Closing, deliver to the Buyers copies of all Consents obtained by the Sellers. The Buyers shall, as soon as possible prior to the Closing, deliver to the Sellers copies of all Consents obtained by the Buyers. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the Buyers and the Sellers shall use commercially reasonable efforts to take all such action. Prior to the Closing, each party shall use its best efforts not to take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue.

         5.3CONDUCT OF BUSINESS PENDING THE CLOSING. From the date hereof through the Closing, except as expressly permitted or contemplated by this Agreement, unless AIMCO shall otherwise agree in writing prior to the taking of any action prohibited by the terms of this Section, the Sellers shall cause each of the Companies to conduct its operations and business in the ordinary and usual course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly permitted by this Agreement, prior to the Closing, without the prior written consent of AIMCO, to the extent within their control, the Sellers shall not permit any of the Companies to: (a) amend or modify its articles of incorporation, bylaws, partnership agreement or any other Organizational Documents; (b) issue, sell, pledge or dispose of, grant or otherwise create, or agree to issue, sell, pledge or dispose of, grant or otherwise create any equity interest, any debt or any securities convertible into or exchangeable for or any equity interest; (c) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any equity interest (including any options with respect to any equity interest and any security convertible or exchangeable into any equity interest); (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any


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

of its equity interests, or subdivide, reclassify, recapitalize, split, combine or exchange any of its equity interests; provided that the LLCs may make cash distributions to their members consistent with past practice; (e) incur or become contingently liable with respect to any indebtedness or guarantee any such indebtedness or issue any debt securities or incur any other obligation or liability outside the ordinary course of business; (f) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity; (g) mortgage or otherwise encumber or subject to any lien any of its properties or assets; (h) sell, transfer or assign any of its assets or properties; (i) enter into any Contract not terminable within 60 days (other than Tenant Leases on terms consistent with past practice); (j) pay or settle any claim or liability, or enter into, amend or terminate any transaction, Contract, commitment or arrangement, between or among any of the Companies, any of the Sellers or any Affiliate of any of the Sellers, including, without limitation, those set forth on SCHEDULE 3.19, other than scheduled payments of Settlement Costs, allocated in accordance with SCHEDULE 5.19; or (k) authorize any of, or commit or agree to take any of, the foregoing actions or any action specified in SECTION 3.9.

         5.4  ACCESS AND INVESTIGATION.

              (a) Prior to the Closing, the Sellers shall, and shall cause the Companies and their Representatives to, provide the Buyers and their Representatives with full and free access, during normal business hours and upon reasonable notice, to the Companies' personnel, properties, contracts, books and records and other documents and data, including tax returns, and shall furnish the Buyers with copies of all documents and with such additional financial and operating data and other information as the Buyers shall, from time to time, reasonably request for the purpose of enabling the Buyers to investigate the affairs of the Companies and the Acquired Business and the accuracy of the representations and warranties of the Sellers made in this Agreement. During such investigation, the Buyers and their Representatives shall have the right to make copies of such contracts, books and records, tax returns and other documents and data as they may deem advisable. The furnishing of such information to the Buyers and any such investigation by the Buyers shall not affect the Buyers' right to rely on any of the representations and warranties made in this Agreement. The Buyers shall use their best efforts not to unreasonably disrupt the business or operations of the Sellers or the Companies.


              (b) The Buyers and their Representatives shall be entitled, upon reasonable notice to the Sellers, to cause one or more environmental assessments of the Properties (each, an "ENVIRONMENTAL ASSESSMENT") to be performed, at the Buyers' expense. Each Environmental Assessment may include any and all investigations that the Buyers deem appropriate for assessing the environmental condition of and any potential environmental liabilities associated with the Properties. The Sellers shall provide the Buyers and their Representatives with full access to the Properties, during normal business hours and upon reasonable notice, and shall not interfere with any Environmental Assessment, and shall provide all necessary information that is in the Sellers' possession or control that may be necessary or desirable for each Environmental Assessment. The Buyers shall indemnify the Sellers and the Companies for any Damages to the Properties as a result of such Environmental Assessments.

         5.5 NO NEGOTIATIONS. The Sellers shall not, and shall not permit any of their Representatives or any other Person acting for or on behalf of any of them to, solicit, entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal relating to (a) the sale of the Acquired Business, the Companies or any interest therein, (b) the merger, consolidation or other combination of the Companies with any Person, or (c) the liquidation, dissolution or reorganization of the Companies, except (i) as specifically contemplated by this Agreement, and (ii) to the extent that the Sellers' failure to do so would, in the opinion of counsel to the Sellers (a copy of which shall have been delivered to the Buyers), constitute a breach of the Sellers' fiduciary duties. Without limiting the generality of the foregoing, the Sellers shall not, and shall not permit any of their Representatives or any other Person acting for or on behalf of any of them to, furnish or cause to be furnished any information with respect to the Companies to any Person other than the Buyers and their Representatives except that, if necessary, in the opinion of counsel to the Sellers (a copy of which shall have been delivered to the Buyers), for any LLC to comply with any fiduciary obligations as a general partner of a Subsidiary Limited Partnership, such LLC may disclose information to the limited partners of such Partnership or any other Person. If any of the Sellers or any of their Representatives receives from any Person any offer, proposal or informational request that may be subject to this Section, the Sellers shall, as soon as possible, but in any event within three Business Days, (w) advise the Buyers of such offer, proposal or informational request, (x) provide the Buyers with a copy of any document or writing received by any of the Sellers or their Representatives relating to such offer, proposal or informational request, (y) advise such Person, by written notice, of the terms of this Section, and (z) deliver a copy of such notice to the Buyers.

         5.6 TRANSFER TAXES. The Sellers shall be liable for, and shall indemnify and hold the Buyers harmless against, any liability for any sales, gains, transfer or similar Taxes resulting from the transfer to the Buyers of any of the Acquired Assets pursuant to this Agreement.

         5.7 APPORTIONMENT. Buyers and Sellers shall, as of the Closing Date, apportion (a) the real property Taxes on all Acquired Properties, (b) other similar recurring municipal and state charges, assessments and permit fees for the Acquired Properties, (c) rentals, revenues and other income, if any, from the Acquired Properties, and (d) service or other contract fees, utility costs and other expenses affecting the Acquired Properties. All such prorations shall be allocated so that items relating to time periods ending on or prior to the Closing Date shall be allocated to the Sellers and items relating to time periods beginning after the Closing Date shall be allocated to the Buyers (based on the actual number of days occurring in each such period to the total number of days in the relevant year or other period). The amount of all such prorations shall be settled and paid on or before the tenth business day following the Closing Date; provided, however, that final payments with respect to prorations that are not able to be calculated as of the Closing Date will be calculated and paid as soon as practicable thereafter. The parties hereto agree to furnish each other with such documents and other records as shall be reasonably requested to confirm all proration calculations and other payments due under this SECTION 5.7. Delinquent rentals as of the Closing Date shall not be prorated, but when paid to the Buyers shall be delivered by the Buyers to the Sellers (provided that all current rent has then been paid with respect to the Tenant Leases). After the Closing, the Sellers shall have no right to proceed in any manner or make any claim against tenants for rents that were delinquent as of the Closing Date. All non-delinquent real estate taxes or assessments on any of the Acquired Properties shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by the Sellers by the Closing Date or if supplemental taxes are assessed after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that the Sellers shall have borne all real property taxes, including all supplemental taxes, allocable to the period prior to the Closing and the Buyers shall bear all real property taxes, including all supplemental taxes, allocable to the period from and after the Closing. If any expenses attributable to any of the Acquired Properties and allocable to the period prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that the Sellers shall have borne all expenses allocable to the period prior to the Closing and the Buyers shall bear all expenses allocable to the period from and after the Closing.

         5.8 PUBLIC ANNOUNCEMENTS. At all times at or before the Closing, none of the Buyers or the Sellers shall issue or make, directly or indirectly, any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the prior written consent of AIMCO, in the case of the Sellers, or English, in the case of the Buyers; provided, however, that each of the Buyers and the Sellers may issue or make, directly or indirectly, any report, statement or release required by Law, its fiduciary obligations or the rules of the New York Stock Exchange if the other parties to this Agreement are so notified as soon as possible in advance of such report, statement or release.

         5.9  OFFER TO ACQUIRE LIMITED PARTNERSHIP INTERESTS.

              (a) Provided that nothing shall have occurred and be continuing that would result in a failure to satisfy any of the conditions set forth in subsection (f) below (the "OFFER CONDITIONS"), AIMCO OP shall, on the Escrow Date, commence offers (each, an "OFFER") to purchase any and all of the outstanding limited partnership units of each of the Apartment Partnerships (the "LP UNITS") at a price per LP Unit equal to the Formula Price (as defined in subsection (d) below) applicable to such Apartment Partnership; provided, however, that AIMCO OP shall not have any obligation to make any Offer to purchase LP Units of any Apartment Partnership if the Formula Price for such Apartment Partnership is zero or less than zero. AIMCO OP shall use its best efforts to conduct each Offer in compliance in all material respects with applicable laws and to consummate such Offer on the terms and subject to the Offer Conditions thereof, as soon as legally permissible.

              (b) Each Offer shall be made by means of the Offer Documents (as defined below) which shall not contain any conditions other than the Offer Conditions and shall be open for a period of not less than 20 Business Days. Pursuant to each Offer, AIMCO OP shall offer each holder of LP Units of an Apartment Partnership who tenders his LP Units to AIMCO OP cash per each LP Unit in an amount equal to the Formula Price applicable to such Apartment Partnership and shall provide each such holder who is an Accredited Investor the alternative of receiving, in lieu of cash consideration for some or all of his LP Units, at such holder's election, OP Units in a number determined by reference to the AIMCO Market Price as of the date such Offer is consummated. Without the consent of English, AIMCO OP shall not reduce the maximum number of LP Units to be purchased in any Offer, reduce the price to be paid pursuant to an Offer or amend any other material term of an Offer in a manner adverse to the holders of the LP Units subject to such Offer. The "OFFER DOCUMENTS" shall consist of (i) an offer to purchase containing all information required by Law, and (ii) a private placement memorandum describing the offering of OP Units to Accredited Investors pursuant to an Offer, containing information substantially similar to the information contained in the PPM.

              (c) The Buyers shall cause the information included, or incorporated by reference, in the Offer Documents (other than information provided by the Sellers for inclusion in the Offer Documents) not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading at the time the Offer Documents (or any amendment or supplement thereto) are first mailed to the limited partners of the Apartment Partnerships. The Sellers shall promptly furnish to AIMCO OP all information concerning the Sellers and the Apartment Partnerships as AIMCO OP may reasonably request in connection with the preparation of the Offer Documents. The Sellers shall cause the information supplied by them for inclusion in the Offer Documents not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading at the time the Offer Documents (or any amendment or supplement thereto) are first mailed to the limited partners of the Apartment Partnerships. If, at any time prior to the termination of an Offer or the consummation of the transactions contemplated thereby, any event or circumstance relating to the Sellers or the Apartment Partnerships is discovered by the Sellers that makes the information provided by the Sellers to AIMCO OP for inclusion in the Offer Documents inaccurate, incomplete or misleading, the Sellers shall promptly inform AIMCO OP thereof. The Sellers shall indemnify AIMCO OP and its Representatives against all claims and Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Offer Documents or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) relates to the Sellers or the Apartment Partnerships or is made in reliance upon and in conformity with information furnished to AIMCO OP by the Sellers for inclusion therein. The Buyers shall indemnify the Sellers and their Representatives against all claims and Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Offer Documents or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) relates to the Sellers of the Apartment Partnerships or is made in reliance upon and in conformity with information furnished to AIMCO OP by the Sellers for inclusion therein. Neither the Buyers' nor the Sellers' indemnification obligations contained in this paragraph shall apply to the Fairness Opinion or its contents.

              (d) The price to be offered for an LP Unit of an Apartment Partnership pursuant to each Offer (the "FORMULA PRICE") shall be determined in good faith by AIMCO OP in accordance with the methodology set forth in EXHIBIT A hereto.

              (e)  The Sellers shall retain Houlihan, Lokey, Howard & Zukin
(the "FINANCIAL ADVISOR") to consider the fairness of each Formula Price. Upon determination of the Formula Prices and prior to commencement of any Offer, AIMCO OP shall disclose each of the Formula Prices to English, on behalf of the Sellers. The Sellers shall use commercially reasonable efforts to cause the Financial Advisor to render its opinion (the "FAIRNESS OPINION") as to the fairness of each Formula Price within five Business Days after AIMCO OP's disclosure of such Formula Prices to English. AIMCO OP shall not commence any Offer unless and until the Financial Advisor has determined that each of the Formula Prices for the Offers is fair from a financial point of view to the limited partners of the Apartment Partnerships, and has delivered to the Sellers and the Buyers its written opinion to such effect, which opinion shall be addressed to the Sellers and the Buyers. The Buyers and the Sellers shall provide the Financial Advisor with complete copies of all documents that contain or summarize the Fairness Opinion prior to their filing with any Governmental Authority or their being furnished to the limited partners of the Partnerships.

              (f) Notwithstanding any other provisions of an Offer, AIMCO OP shall not be required to accept for payment and pay for any LP Units tendered pursuant to an Offer, may postpone the purchase of, and payment for, LP Units tendered, and may terminate or amend an Offer if at any time on or after the date of the Agreement, and at or before the time of acceptance for payment of any such LP Units (whether or not any LP Units have theretofore been accepted for payment and paid for) pursuant to the Offer, any of the following shall occur:

                   (i) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, capitalization, financial condition, operations, licenses or franchises, or results of operations of the Apartment Partnership to which such Offer relates, which change, in the sole judgment of AIMCO OP, is or may be materially adverse to such Apartment Partnership, or AIMCO OP shall have become aware of any facts relating to such Apartment Partnership or its operations which, in the sole judgment of AIMCO OP, has or may have material significance with respect to the value of such Partnership or the value of the LP Units to AIMCO OP; or

                   (ii) there shall have occurred (A) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or the over-the-counter market in the United States,
    (B) any extraordinary or material adverse change in the financial markets or major stock exchange indices in the United States, (C) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (D) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (E) any limitation (whether or not mandatory) by any Governmental Authority on, or any other event which, in the sole judgment of AIMCO OP, might affect the extension of credit by banks or other lending institutions, or (F) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the sole judgment of AIMCO OP, a material acceleration or worsening thereof; or

                   (iii) there shall have been threatened, instituted, or pending any action, proceeding, application or counterclaim by any government, Governmental Authority or governmental agency, or by any other Person, before any Governmental Authority, court or regulatory or administrative agency, authority or tribunal, which (A) challenges or seeks to challenge the acquisition by AIMCO OP of the LP Units, restrain, or prohibit or delay the making or consummation of the Offer, prohibit the performance of any of the contracts or other arrangements entered into by AIMCO OP (or any Affiliates of AIMCO OP) in connection with the acquisition of the LP Units, or (if there is a substantial likelihood of success on the merits) obtain any material amount of Damages or otherwise directly or indirectly relating to the transactions contemplated by the Offer, (B) seeks to make the purchase of, or payment for, some or all of the LP Units pursuant to the Offer illegal or results in a delay in the ability of AIMCO OP to accept for payment or pay for some or all of the LP Units, (C) seeks to prohibit or limit the ownership or operation by AIMCO OP of the entity serving as general partner of the Apartment

    Partnership or to remove such entity as general partner of the Partnership, or seeks to impose any material limitation on the ability of AIMCO OP or any affiliate of AIMCO OP to conduct the Partnership's business or own such assets, (D) seeks to impose material limitations on the ability of AIMCO OP to acquire or hold or to exercise full rights of ownership of the LP Units including, but not limited to, the right to vote the LP Units purchased by it on all matters properly presented to the limited partners of the Partnership, or (E) might result, in the sole judgment of AIMCO OP, in a limitation of the benefits expected to be derived by AIMCO OP as a result of the transactions contemplated by the Offer or the value of the LP Units to AIMCO OP; or

                   (iv) there shall be any action taken, or any statute, rule, regulation, Order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed applicable to the Offer, AIMCO OP or any Affiliate of AIMCO OP, or any other action shall have been taken, proposed or threatened, by any government, Governmental Authority or court, that, in the sole judgment of AIMCO OP, might, directly or indirectly, result in any of the consequences referred to in clauses (A) through (E) of paragraph (iii) above; or

                   (v) the Apartment Partnership shall have (A) changed, or authorized a change of, the LP Units or the Partnership's capitalization,
    (B) issued, distributed, sold or pledged, or authorized, proposed or announced the issuance, distribution, sale or pledge of (X) any equity interests (including, without limitation, the LP Units), or securities convertible into any such equity interests or any rights, warrants or options to acquire any such equity interests or convertible securities, or
    (Y) any other securities in respect of, in lieu of, or in substitution for LP Units outstanding on the date hereof, (C) purchased or otherwise acquired, or proposed or offered to purchase or otherwise acquire, any outstanding LP Units or other securities, (D) declared or paid any dividend or distribution on any LP Units or issued, authorized, recommended or proposed the issuance of any other distribution in respect of the LP Units, whether payable in cash, securities or other property, (E) authorized, recommended, proposed or announced an agreement, or intention to enter into an agreement, with respect to any merger, consolidation, liquidation or business combination, any acquisition or disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights, or any comparable event, not in the ordinary course of business, (F) taken any action to implement such a transaction previously authorized, recommended, proposed or publicly announced, (G) issued, or announced its intention to issue, any debt securities, or securities convertible into, or rights, warrants or options to acquire, any debt securities, or incurred, or announced its intention to incur, any debt other than in the ordinary course of business and consistent with past practice, (H) authorized, recommended or proposed, or entered into, any transaction which, in the sole judgment of AIMCO OP, has or could have an adverse affect on the value of the Partnership or the LP Units, (I) proposed, adopted or authorized any amendment of its Organizational Documents, or (J) agreed in writing or otherwise to take any of the foregoing actions; or

                   (vi) a tender or exchange offer for any LP Units shall have been commenced or publicly proposed to be made by another Person or "group" (as defined in Section 13(d)(3) of the Exchange Act), or it shall have been publicly disclosed or AIMCO OP shall have otherwise learned that
    (A) any Person or group shall have acquired or proposed or be attempting to acquire beneficial ownership of more than ten percent of the LP Units, or shall have been granted any option, warrant or right, conditional or otherwise, to acquire beneficial ownership of more than ten percent of the LP Units, other than acquisitions for bona fide arbitrage purposes, or (B) any Person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a merger, consolidation or other business combination with or involving the Partnership; or

                   (vii) English and AIMCO OP shall have agreed that AIMCO OP may terminate the Offer.

              (g) AIMCO shall offer registration rights to those limited partners who take OP Units pursuant to the Offer, pursuant to a Unitholder Registration Rights Agreement, substantially in the form of EXHIBIT N hereto.

              (h) On or prior to the second anniversary of the date that is 180 days subsequent to the Closing Date, AIMCO OP shall commence offers (each, a "SUBSEQUENT OFFER") to purchase any and all of the outstanding limited partnership units of each of the Subsequent Offer Partnerships at a price per LP Unit that is (i) determined in a manner consistent with the calculation of the Formula Price but using audited operating results for such Subsequent Offer Partnerships for the year ending December 31, 1998, and (ii) has been determined to be fair, from a financial point of view, to the limited partners of such Subsequent Offer Partnership by the Financial Advisor or a major U.S. investment banking firm; provided, however, that AIMCO OP shall not have any obligation to make any offer to purchase LP Units of any Subsequent Offer Partnership if the LP Unit price is zero or less than zero. Each Subsequent Offer shall be subject to conditions that are similar to the Offer Conditions.

         5.10  VOTING AND PROXY AGREEMENT.


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

              (a) At every meeting of the partners of any of the Partnerships, and at every adjournment thereof, and on every action or approval by written consent of the partners of any of the Partnerships, the Sellers shall vote all of the interests in the Partnerships owned by the Sellers, directly or indirectly: (i) in favor of any proposal or offer to acquire all or any portion of the Partnerships, or interest therein, whether by tender or exchange offer, merger, consolidation, business combination, sale of assets, sale of additional interests, or similar transaction (each, an "ACQUISITION PROPOSAL") made by AIMCO OP or one of its Affiliates; (ii) against any Acquisition Proposal not made by AIMCO OP or one of its Affiliates; (iii) against any action or agreement that is inconsistent with or that is reasonably likely to impede, interfere with, delay, postpone or attempt to discourage the transactions contemplated by this Agreement or any Acquisition Proposal by AIMCO OP or one of its Affiliates;
(iv) against any proposal to remove AIMCO OP or one of its Affiliates as general partner of any of the Partnerships; and (v) in favor of any proposal initiated or supported by AIMCO OP and its Affiliates that it is not inconsistent with the terms of this Agreement.

              (b) The Sellers hereby appoint AIMCO OP, with full power of substitution (AIMCO OP and its substitutes being referred to herein as the "PROXY"), as attorneys and proxies to vote all interests of the Sellers in the Partnerships at every meeting of the partners of the Partnerships and on any matter to which the partners of the Partnerships are entitled to express consent or dissent in writing without a meeting. The Sellers agree that the Proxy may, in the Sellers' name (or any of them) and stead, (i) attend any annual or special meeting of the partners of the Partnerships and vote all interests of the Sellers in the Partnerships at any such annual or special meeting, and (ii) execute with respect to all interests of the Sellers in the Partnerships any written consent to, or dissent from, partnership action. The Sellers agree to refrain from (i) voting at any annual or special meeting of the partners of the Partnerships, (ii) executing any written consent in lieu of a meeting of the partners of the Partnerships, (iii) exercising any rights of dissent with respect to their interests in the Partnerships, (iv) granting any proxy or authorization to any person with respect to the voting of their interests in the Partnerships, except pursuant to this Agreement, or (v) taking any action contrary to or in any manner inconsistent with the terms of this Agreement. The Sellers agree that this grant of a proxy is irrevocable and coupled with an interest and agree that the Person designated as Proxy pursuant hereto may at any time name any other Person as its substituted Proxy to act pursuant hereto, either as to a specific matter or as to all matters. The Sellers hereby revoke any proxy previously granted by them with respect to their interests in the Partnerships and agree to take such further action as may be necessary or desirable to effectuate such revocation. In discharging its powers under the Agreement, the Proxy may rely upon advice of counsel, and any vote made or action taken by the Proxy in reliance upon such advice of counsel shall be deemed to have been made in good faith by the Proxy.

              (c) The Sellers hereby agree to tender (and not withdraw) all interests in the Partnerships owned or held, directly or indirectly, by them or one of their

Affiliates to AIMCO OP or one of its Affiliates, as the case may be, pursuant to the Offers.

              (d) Except as contemplated in this Agreement, (i) the Sellers will not, and will cause their Affiliates not to, directly or indirectly, sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any interests in any of the Companies, and (ii) the Sellers will not, and will cause their Affiliates not to, directly or indirectly, grant or agree to grant any proxies or authorities with respect to, deposit or agree to deposit into a voting trust, or enter into or agree to enter into a voting agreement with respect to, any interests in any of the Companies.


         5.11 REGISTRATION RIGHTS AGREEMENT. At or prior to the Closing, AIMCO and the Sellers shall execute and deliver the Registration Rights Agreement.

         5.12 PLEDGE AGREEMENT. At the Closing, (a) the Pledgors shall enter into the Pledge Agreement with AIMCO OP, (b) the Pledgors shall deposit with AIMCO OP a certificate or certificates representing OP Units issued to the Pledgors at the Closing equal in number to (i) $5,000,000, divided by (ii) the AIMCO Market Price as of the Escrow Date, and (c) the Pledgors shall deliver financing statements and other documents reasonably requested by AIMCO OP in order to perfect the security interest created under the Pledge Agreement.

         5.13 REORGANIZATION; AMENDMENT OF PARTNERSHIP AGREEMENTS. Prior to the Escrow Closing, the Sellers shall cause each of the LLCs to be merged into a Delaware limited partnership pursuant to an Agreement of Merger in the form of
EXHIBIT I hereto (collectively, the "REORGANIZATION"). Prior to the Escrow Closing and after the Reorganization, the Sellers shall cause AIMCO Holdings to be appointed the general partner of each of the LLCs, effective as of, and conditioned on, the Closing. Prior to the Escrow Closing, to the extent the relevant Organizational Documents permit the Sellers or the LLCs to take such action without the consent of the limited partners of the Partnerships, the Sellers shall amend the partnership agreements of the Partnerships, (a) to the extent such agreements do not already so provide, to provide that no one can become a limited partner without the consent of the general partner, which consent may be denied in the "sole and absolute discretion" of the general partner, and (b) to elect to have the Texas Revised Partnership Act apply as its supplemental law.

         5.14 INSURANCE. The Sellers shall cause the Buyers to be named as additional insureds with respect to all Property Insurance Policies during the period prior to the Closing.

         5.15 PROPERTY QUESTIONNAIRES. Prior to the Escrow Closing, the Sellers shall obtain and deliver to AIMCO completed questionnaires, in the form provided by AIMCO (each, a "PROPERTY QUESTIONNAIRE"), with respect to each of the Properties.


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

         5.16  EMPLOYEES.

              (a) At least 10 Business Days prior to the Escrow Date, the Buyers shall provide the Sellers with a list of those employees (the "TRANSFERRED EMPLOYEES") of JWE Management to whom the Buyers intend to offer employment after the Closing, which list shall include substantially all of the employees of JWE Management who currently provide on-site management of the Properties. Effective as of the Closing, the Sellers shall terminate the employment of the Transferred Employees, and AIMCO OP or one of its Affiliates will offer employment to the Transferred Employees. Such offer of employment to the Transferred Employees will be at salaries, wages and benefits determined by AIMCO OP or such Affiliate, but not materially less, on an overall basis, than the salaries, wages and benefits currently provided to the Transferred Employees by JWE Management. AIMCO OP or such Affiliate shall give all Transferred Employees who accept employment with AIMCO OP or such Affiliate credit for prior service with JWE Management for purposes of determining eligibility and vesting (but not benefit accrual) under employee benefit plans, policies and arrangements of AIMCO OP or such Affiliate.

              (b) The Sellers acknowledge and agree that (i) the employment of the Transferred Employees by AIMCO OP or such Affiliate will be at-will, and
(ii) the terms and conditions of the Transferred Employees' employment with AIMCO OP or such Affiliate will be subject to change at any time in accordance with the policies of AIMCO OP or such affiliate.

              (c) On or before the Closing Date, the Sellers shall pay all Transferred Employees all sums they are due as of the Closing Date for severance benefits, if any, and earned but unpaid salary, wages and benefits, and any expense account reimbursements (collectively, "SEVERANCE COSTS"); and, at least 5 Business Days prior to the Escrow Date, the Sellers shall provide the Buyers with a good faith estimate (the "ESTIMATED REIMBURSABLE SEVERANCE COSTS") of the amount (the "REIMBURSABLE SEVERANCE COSTS") of Severance Costs for which each of the Apartment Partnerships is or will be required to reimburse JWE Management or any of the other Sellers. It is expressly understood and agreed that neither AIMCO OP, such Affiliate nor any of the other Buyers are assuming any liability for earned but unpaid salary, wages and benefits, including accrued but unpaid vacation days and personal holidays, expense account reimbursement obligations or any other liability for wages, salary, benefits or any other liability or responsibility to any of the Sellers' employees, including the Transferred Employees, in connection with their employment with and termination by the Sellers, and the Sellers shall be solely responsible for such obligations and liability.

              (d) Nothing in this Agreement shall be construed or interpreted to mean that AIMCO OP, such Affiliate or any of the other Buyers are assuming or have assumed any obligation, debt or liability relating to or arising from any employee's employment with or termination by the Sellers, including, without limitation, any liability for severance, termination or similar payments which are payable or become payable as a result of the transactions contemplated by this Agreement. Without limiting the foregoing, neither AIMCO OP, such Affiliate nor any of the other Buyers are assuming and have not assumed any of the Sellers' liabilities under any Benefit Plan or other health, welfare, insurance, disability, retirement or similar plan, policy or arrangement, or any other liability or obligation concerning or relating to any current or former employees or independent contractors of the Sellers, including, without limitation, the Transferred Employees.

              (e) The Sellers agree to assume responsibility for giving all notices required by the WARN Act or any similar state law or regulation, to assume liability for any alleged failure to give such notice, and to indemnify and hold harmless the Buyers and their Affiliates for any and all claims asserted under the WARN Act or any similar state law or regulation because of a "plant closing" or a "mass layoff" occurring on or before the Closing Date. For purposes of this Agreement, the Closing Date is the "effective date" for purposes of the WARN Act.

              (f) Prior to the Closing, JWE Management shall deliver to the Buyers true, correct and complete copies of all manuals, statements and documents that set forth JWE Management's policies and procedures with respect to its employees, and JWE Management agrees that the Buyers shall be entitled to use of such manuals, statements and documents.

         5.17 NO SQUEEZE-OUTS. For a period of three years after the Closing Date, the Buyers shall not cause or permit any of the Subsidiary Limited Partnerships to merge with any other entity except on terms that assure each limited partner thereof will receive fair value for his or her interest in such Partnership.

         5.18 AUDITED FINANCIAL STATEMENTS. The Sellers shall cooperate with the Buyers' auditors in their preparation of audited financial statements of the Partnerships as may be requested by the Buyers (collectively, the "AUDITED FINANCIAL STATEMENTS"). Such cooperation shall include, without limitation, providing such auditors with access to the books and records of the Partnerships, and providing such auditors with representation letters as may be reasonably requested by such auditors.

         5.19  ALLOCATION OF CERTAIN COSTS.

              (a) On the Closing Date, after the Closing, (i) the Buyers shall cause each Partnership to pay its share of the Transaction Costs, and (ii) the Sellers shall pay their share of the Transaction Costs, in each case, allocated in accordance with the percentages set forth on SCHEDULE 5.19.

              (b) On the Closing Date, after the Closing, the Buyers shall cause each Partnership to pay its share of the Settlement Costs, allocated in accordance with SCHEDULE 5.19. If a Partnership's share of the Settlement Costs exceed its Adjusted Equity, then the Sellers shall pay such Settlement Costs or such excess, whichever is less.

              (c) Each Partnership shall pay its Consent Fees, if any. If a Partnership's Consent Fees exceed its Adjusted Equity, then (i) the Sellers shall pay 50% of such Consent Fees or such excess, whichever is less, and (ii) the Buyers shall pay 50% of such Consent Fees or such excess, whichever is less.

         5.20  INTERCOMPANY LIABILITIES.

              (a) At the Closing, the Buyers shall repay all monetary obligations of the Sellers under the Seller Obligations.

              (b) At the Closing, the Sellers shall cause all of the Companies that are lenders under the Intercompany Obligations to deliver to the Buyers duly executed Assignments of Loans, conveying to AIMCO OP all rights of such Companies in, to and under the Intercompany Obligations.

              (c) In exchange for the sale, conveyance, assignment and transfer of the rights in the Intercompany Obligations to AIMCO OP, at the Closing, AIMCO OP shall deliver to each of the sellers thereof a check or checks, payable in next-day funds to the order of such Person, in an aggregate amount equal to the indebtedness represented by the Intercompany Obligations sold by such Person, including accrued and unpaid interest thereon through the Closing Date.

         5.21  RELEASE.

              (a) Effective as of the Closing, the Sellers hereby release and forever discharge the Companies and each of their respective individual, joint or mutual, past and present, agents, representatives, employees, officers, directors, affiliates, stockholders, controlling persons, subsidiaries, successors and assigns, other than AIMCO and those Persons that are Affiliates of AIMCO prior to the Closing (collectively, "RELEASEES") from any and all claims, demands, actions, causes of action, judgments, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity which the Sellers (or their heirs, executors, administrators, successors and assigns) now have, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including, but not limited to, any rights to indemnification or reimbursement from the Companies (whether relating to pending claims or claims asserted after the Closing Date).

              (b) The Sellers hereby represent and warrant that they understand and acknowledge the significance and consequences of the releases set forth herein. This release shall not operate, however, to release (i) any obligation disclosed in SCHEDULE 5.21 or (ii) any claim for indemnification by the Companies as a result of a third party claim asserted after the Closing, in either case, that is not inconsistent with any representation or warranty in this Agreement. The Sellers shall refrain from asserting any matter purported to be released hereby against any Releasee.

         5.22  CERTAIN ACTIONS BY AIMCO OP AFTER THE CLOSING.

              (a) Except as provided in SECTION 5.22(b), during the period beginning on the Closing Date and ending on the third anniversary of the date that is 180 days after the Closing Date (the "RESTRICTED PERIOD"), without the consent of the Sellers, the Buyers shall not sell, assign, distribute or otherwise dispose of any of the Contributed Assets, the Company Properties (other than the Property owned by Hastings Green Partners, Ltd. and the Weslayan I Condominiums) or any other assets held by any of the Companies immediately prior to the Closing (collectively, the "AGGREGATE ASSETS").

              (b) During the Restricted Period, the Buyers shall be entitled to sell, assign, distribute or otherwise dispose of the Aggregate Assets if such transaction is effected as a tax-deferred exchange of such assets that qualifies under Section 1031 of the Code and that does not result in the recognition of gain by any Seller under the Code (whether directly or indirectly from any partnership).

              (c) During the Restricted Period, AIMCO OP will not take any action inconsistent with its classification as a partnership; and will make any election, or will consent to the making of any election, to be treated as a partnership for Federal income tax purposes.

         5.23  AIMCO OP DEBT ALLOCATION.

              (a) Except as provided in SECTION 5.23(b), during the Restricted Period (i) AIMCO OP shall allocate to each Seller that becomes a partner of AIMCO OP on the Closing Date a share of nonrecourse liabilities includible in the tax basis of such Seller for purposes of Section 752 of the Code in an amount not less than the amount set forth for such Seller on SCHEDULE 5.23, and
(ii) AIMCO OP shall maintain sufficient non-recourse liabilities in order to permit the allocation specified in the immediately preceding sentence to be made. Any allocation of gain or loss of AIMCO OP that is made to any of the Sellers under Section 704(c) of the Code shall be made under the traditional method prescribed under Treasury Regulation Section 1.704-3 alone, without curative or remedial allocations, and any such allocation under Section 704(c) shall be subject to the reasonable approval of such Seller.

              (b) AIMCO OP shall be permitted to allocate to a Seller described in clause (i) of the first sentence of Section 5.23(a) a share of nonrecourse


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

liabilities includible in the tax basis of such Seller for purposes of Section 752 of the Code in an amount that is less than the amount set forth for such Seller on Schedule 5.23 only if both of the following conditions are satisfied:
(i) the reason that the share of such Seller is less than the amount set forth for such Seller on SCHEDULE 5.23 arises from either principal amortization or the issuance of additional OP units by AIMCO OP (a "BASIS REDUCTION EVENT") after the Closing Date, and (ii) AIMCO OP provides at least 90 days notice to such Seller in advance of such Basis Reduction Event and, at such Seller's election, causes (not less than 21 days and not more than 60 days prior to such Basis Reduction Event) those lenders or other holders of debt with respect to AIMCO OP nonrecourse liabilities to permit such Seller to guarantee, prior to such Basis Reduction Event, such portion of such nonrecourse liabilities as is necessary in order for such Seller not to realize gain for Federal income tax purposes by reason of such Basis Reduction Event.

         5.24 ESTOPPEL CERTIFICATES. Prior to the Escrow Closing, the Sellers shall use commercially reasonable efforts to obtain and deliver to the Buyers, estoppel certificates, in form and substance reasonably satisfactory to the Buyers, executed by (a) all lenders to the Companies (other than the Sellers and the Companies), and (b) all tenants at any Properties other than residential tenants.

         5.25 PAYMENTS TO BROKERS. All claims and obligations with respect to the items set forth on SCHEDULE 3.20 are the responsibility of and shall be paid by the Sellers, except for that portion of the fees and expenses of Dean Witter Realty Inc. that are allocated to the Partnerships pursuant to SCHEDULE 5.19.

         5.26 CORRESPONDENCE WITH LIMITED PARTNERS. Prior to the Escrow Closing, the Sellers shall deliver to the Buyers copies of all prior correspondence between any of the Sellers or the Companies and any limited partners in any of the Partnerships. Prior to the Closing, the Sellers shall deliver to the Buyers copies of all prior correspondence between any of the Sellers or the Companies and any limited partners in any of the Partnerships.

         5.27 ACQUISITION OF EASTON FALLS LAND AND EASTON COMMONS. After the Closing but on the Closing Date, AIMCO/Easton Falls shall acquire the Easton Falls Land and Easton Commons. On the Closing Date, (a) Easton Falls shall deliver, or cause to be delivered, to AIMCO/Easton Falls a duly executed and acknowledged special warranty deed in recordable form, conveying to AIMCO/Easton Falls fee title to the Easton Falls Land, subject to Permitted Encumbrances; (b) JWE Development shall deliver, or cause to be delivered, to AIMCO/Easton Falls a duly executed and acknowledged special warranty deed in recordable form, conveying to AIMCO/Easton Falls fee title to Easton Commons, subject to Permitted Encumbrances; and (c) AIMCO OP shall cause AIMCO/Easton Falls to deliver (i) to Easton Falls a check or checks, payable in next-day funds, to the order of Easton Falls in an aggregate amount equal to $1,400,000, and (ii) to JWE Development a check or checks, payable in next-day funds, to the order of JWE Development in an aggregate amount equal to $250,000.


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

         5.28  INTENTIONALLY OMITTED.

         5.29 PROPERTY MANAGEMENT AGREEMENT. Upon written notice from English to AIMCO OP at least 10 Business Days prior to the Escrow Date, AIMCO OP or one of its Affiliates, as may be designated by the Buyers, shall enter into the Property Management Agreement with JWE Management.

         5.30 RELEASE OF GUARANTEES. From and after the date hereof, the Buyers and the Sellers shall use commercially reasonable efforts (without having to incur any out-of-pocket expense) to obtain the release of the Sellers from any and all guarantees of obligations of the Companies set forth on
SCHEDULE 3.14(a)(VII).


                                      ARTICLE VI

                 CONDITIONS TO ESCROW CLOSING; CONDITIONS TO CLOSING

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE ESCROW CLOSING. The respective obligations of each party to this Agreement to effect the Escrow Closing shall be subject to the following conditions:

              (a) GOVERNMENTAL APPROVALS. All consents, approvals and action of Governmental Authorities required to permit the consummation of the transactions contemplated hereby shall have been obtained or made, free of any condition that would have a material adverse effect on the Buyers, the Companies or the Acquired Assets, and all required authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority shall have been obtained or filed or shall have occurred. AIMCO OP shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the OP Units pursuant to SECTION 2.2.

              (b) NO INJUNCTIONS. No action shall have been taken, and no statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable), by any court or Governmental Authority which prohibits the consummation of the transactions contemplated by this Agreement.

              (c) NO RESTRAINING ORDERS. No court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby which has not been lifted (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted).

              (d) FAIRNESS OPINION. The Financial Advisor shall have delivered to the Seller and the Buyers one or more Fairness Opinions indicating that each of the Offers is fair from a financial point of view to the limited partners of the Apartment Partnerships.

         6.2 CONDITIONS TO OBLIGATIONS OF THE BUYERS TO EFFECT THE ESCROW CLOSING. The obligations of the Buyers to effect the Escrow Closing are subject to the satisfaction of the following conditions, unless waived by the Buyers:

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers contained herein shall be true and correct in all material respects at and as of the Escrow Date, except for any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date.

              (b) COVENANTS. The Sellers shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by them prior to the Escrow Closing.

              (c) SELLERS' CERTIFICATES. Each of the Sellers shall have delivered to the Buyers a certificate, dated the Escrow Date and, if the Seller is a corporation, signed by its President, certifying as to its compliance with SECTIONS 6.2(a) AND (b).

              (d) TITLE REPORTS. AIMCO OP shall have obtained, at its own expense, the following: (a) extended coverage preliminary title reports (the "PTR") relating to the Properties, issued by Stewart Title Guaranty Company (in such capacity, the "TITLE COMPANY") (attention: James J. Tyler and Lolly Avant), together with legible copies of all documents referenced as exceptions therein (the "UNDERLYING DOCUMENTS"); and (b) a current or currently updated as-built Texas Society of Professional Surveyors Category IA, Condition II survey of each of the Properties (each, a "SURVEY"), in form reasonably satisfactory to AIMCO OP and the Title Company, prepared and certified to AIMCO OP, the Title Company, the Sellers and such other persons or entities as AIMCO OP may, in its discretion, request, by a surveyor licensed in the State of Texas, showing all improvements, all recorded or visible easements, all roads, all utilities, the number of parking spaces, access to and from the land, and drainage ditches, set-back lines, protrusions, encroachments, and recorded or visible encumbrances affecting the same.

              (e) TITLE TO PROPERTIES. As of the Escrow Date, the Companies and the Sellers shall have fee simple title to the Properties, subject only to those exceptions acceptable to the Buyers (the "PERMITTED EXCEPTIONS"), Permitted Encumbrances and other encumbrances which do not materially impair the value or marketability of the Properties.

              (f) TITLE POLICIES. The Title Company shall have indicated to AIMCO OP that, as of the Closing Date, it is prepared and irrevocably committed to issue (i) with respect to the Acquired Assets, to AIMCO OP, and (ii) with respect to the


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

Company Properties, to each Company that owns such Property, commitments for owner's policies of title insurance, in the form promulgated by the State Board of Insurance of the State of Texas, in favor of AIMCO OP or such Company, as the case may be, for each of the Properties in the amount reasonably designated by AIMCO OP showing fee title to the Properties vested in AIMCO OP or such Company, as the case may be, with those endorsements reasonably requested by AIMCO OP or such Company, as the case may be, including, without limitation, where available, a non-imputation endorsement, subject only to the Permitted Exceptions and Permitted Encumbrances (collectively, the "OWNER'S TITLE COMMITMENTS").

              (g) ENVIRONMENTAL ASSESSMENTS. All Environmental Assessments shall have been completed to the reasonable satisfaction of the Buyers, and no such Environmental Assessment shall indicate any adverse environmental condition or potential environmental liability associated with any of the Properties, other than those disclosed in SCHEDULE 3.21(a) or SCHEDULE 3.21(b).

              (h) AUDITED FINANCIAL STATEMENTS. The Buyers shall have received, and completed their review of, the Audited Financial Statements.

              (i) PROPERTY QUESTIONNAIRES. AIMCO shall have received Property Questionnaires for each of the Properties, completed to the reasonable satisfaction of AIMCO, and no such Property Questionnaire shall indicate any fact or circumstance that AIMCO reasonably believes (based on the advice of counsel) would be likely to result in AIMCO losing its REIT Status if the transactions contemplated hereby are consummated.

              (j) LEGAL OPINION. The Buyers shall have received a favorable opinion, dated the Escrow Date and addressed to the Buyers, from Mayer, Brown & Platt, counsel to the Sellers, in form and substance satisfactory to the Buyers, as to the matters set forth on EXHIBIT J hereto.

              (k) OTHER. The Sellers shall have delivered to the Buyers such other documents and instruments, signed and properly acknowledged by the Sellers, if appropriate, as may be reasonably required by the Buyers, the Title Company or the Escrow Agent, or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

         6.3 CONDITIONS TO OBLIGATIONS OF THE SELLERS TO EFFECT THE ESCROW CLOSING. The obligations of the Sellers to effect the Escrow Closing are subject to the satisfaction of the following conditions, unless waived by the
Sellers:

              (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyers contained herein shall be true and correct in all material respects at and as of the Escrow Date with the same force and effect as though made at and as


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

of the Escrow Date, except for any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date.

              (b) COVENANTS. The Buyers shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by them prior to the Escrow Closing.

              (c) BUYERS' CERTIFICATES. Each of the Buyers shall have delivered to the Sellers a certificate dated the Closing Date and signed by its President or any Vice President, certifying as to the Buyer's compliance with SECTIONS 6.3(a) AND (b).

              (d) LEGAL OPINION. The Sellers shall have received a favorable opinion, dated the Escrow Date and addressed to the Sellers, from Skadden, Arps, Slate, Meagher & Flom, in form and substance satisfactory to the Sellers, as to the matters set forth on EXHIBIT K hereto.

              (e) OTHER. The Buyers shall have delivered such other documents and instruments, properly signed and acknowledged if appropriate, as reasonably may be required in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.

         6.4 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING. The respective obligations of each party to this Agreement to effect the Closing shall be subject to the following conditions:

              (a) NO INJUNCTIONS. No action shall have been taken, and no statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable), by any court or Governmental Authority which prohibits the consummation of the transactions contemplated by this Agreement.

              (b) NO RESTRAINING ORDERS. No court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby which has not been lifted (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted).

         6.5 CONDITIONS TO OBLIGATIONS OF THE BUYERS TO EFFECT THE CLOSING. The obligations of the Buyers to effect the Closing are subject to the satisfaction of the following conditions, unless waived by the Buyers:

              (a) COVENANTS. The Sellers shall have performed, in all material respects, all obligations and complied, in all material respects, with all cove-


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

nants required by this Agreement to be performed or complied with by them prior to the Closing.

              (b) SELLERS' CERTIFICATES. Each of the Sellers shall have delivered to the Buyers a certificate, dated the Closing Date and signed by (i) if the Seller is an individual, such individual, (ii) if the Seller is a corporation, its President, and (iii) if the Seller is a partnership, by the managing member of the limited liability company that acts as general partner of such partnership, in his capacity as such, in each case, certifying as to its compliance with SECTIONS 6.5(a).

         6.6 CONDITIONS TO OBLIGATIONS OF THE SELLERS TO EFFECT THE CLOSING. The obligations of the Sellers to effect the Closing are subject to the satisfaction of the following conditions, unless waived by the Sellers:

              (a) COVENANTS. The Buyers shall have performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by them prior to the Closing.

              (b) BUYERS' CERTIFICATES. Each of the Buyers shall have delivered to the Sellers a certificate dated the Closing Date and signed by (i) if the Buyer is a corporation, its President or any Vice President, and (ii) if the Buyer is a partnership, by the President or any Vice President of its general partner, in his or her capacity as such, in each case, certifying as to the Buyer's compliance with SECTIONS 6.6(a).


                                     ARTICLE VII

                          TERMINATION, WAIVER AND AMENDMENT
         7.1  TERMINATION.

              (a) This Agreement may be terminated and abandoned at any time prior to the Escrow Closing:

                   (i)    by the mutual written consent of AIMCO and English;

                   (ii) by AIMCO or English if (i) any Governmental Authority, the consent of which is a condition to the obligations of the Buyers and the Sellers to consummate the Closing, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful, or (ii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a


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    temporary restraining order) restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappealable;

                   (iii) by AIMCO if (i) there has been a material breach by any of the Sellers of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (ii) an event has occurred that could reasonably be expected to have a Material Adverse Effect;

                   (iv) by English if (i) there has been a material breach by any of the Buyers of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach or (ii) an event has occurred that could reasonably be expected to have a material adverse effect on AIMCO;

                   (v) by AIMCO if all or any material portion of any of the Properties is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated);

                   (vi) by AIMCO if any material part of any of the Properties is damaged or destroyed by earthquake, flood, landslide, fire or other casualty; and

                   (vii) by AIMCO or English if the Escrow Closing has not occurred by November 1, 1996; provided, however, that (i) AIMCO shall not be entitled to terminate this Agreement pursuant to this SECTION 7.1(a)(VII) if a knowing or willful breach of this Agreement by the Buyers has prevented the Escrow Closing from occurring by such date, and (ii) English shall not be entitled to terminate this Agreement pursuant to this
    SECTION 7.1(a)(VII) if a knowing or willful breach of this Agreement by the Sellers has prevented the Escrow Closing from occurring by such date.

              (b) This Agreement and the Escrow may be terminated and abandoned at any time after the Escrow Date and prior to the Closing:

                   (i) by the mutual written consent of AIMCO and English; and

                   (ii) by AIMCO or English if (i) any Governmental Authority, the consent of which is a condition to the obligations of the

    Buyers and the Sellers to consummate the Closing, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful, or (ii) any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappealable.

         7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by AIMCO or English as provided in SECTION 7.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of the Buyers, the Sellers or their respective officers or directors; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, Damages relating thereto, shall survive such termination unimpaired. In the event of termination of this Agreement by AIMCO or English as provided in SECTION 7.1(b) hereof, either AIMCO or English may send a Notice of Termination (as defined in the Escrow Agreement) to the Escrow Agent.

         7.3 AMENDMENT OR SUPPLEMENT. This Agreement may be amended or supplemented in writing by AIMCO and English with respect to any of the terms contained in this Agreement.

         7.4  EXTENSION OF TIME, WAIVER, ETC.  At any time prior to the
Closing:

              (a) AIMCO, on behalf of the Buyers, may extend the time for the performance of any of the obligations or acts of the Sellers and English, on behalf of the Sellers, may extend the time for the performance of any of the obligations or acts of the Buyers;

              (b) AIMCO, on behalf of the Buyers, may waive any inaccuracies in the representations and warranties of the Sellers contained herein or in any document delivered pursuant hereto, and English may do the same on behalf of the Sellers, with respect to the Buyers; or

              (c) AIMCO, on behalf of the Buyers, waive compliance with any of the agreements or conditions of the Sellers, contained herein, and English, on behalf of the Sellers, may do the same with respect to the Buyers; provided, however, that no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.


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

                                     ARTICLE VIII

                                   INDEMNIFICATION

         8.1 INDEMNIFICATION BY THE SELLERS. From and after the Closing, each of the Sellers shall indemnify, reimburse, defend, and hold harmless the Buyers and their Representatives for, from, and against all demands, claims, actions or causes of action, and Damages, asserted against, resulting to, imposed on, or suffered or incurred by any of the Buyers or their Representatives, directly or indirectly, in connection with any of the following:

              (a) any breach of, or inaccuracy in, any representation or warranty of the Sellers in this Agreement or any certificate, instrument or other document delivered pursuant hereto or in connection herewith; provided, however, that the Sellers shall not have any liability for any breach of, or inaccuracy in, a representation or warranty set forth in SECTION 3.4, 3.7, 3.8, 3.9, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.21 OR 3.22, and shall have no obligation to indemnify the Buyers and their Representatives in respect thereof, if and to the extent that (i) as a result of such breach, one or more of the Partnerships suffers Damages, (ii) such breach does not constitute a breach, violation or default under any Organizational Document of the Companies, and
(iii) such breach was not willful, intentional or fraudulent, and did not occur as a result of the gross negligence, neglect or willful or intentional misconduct of (x) any LLC in the performance of its duties as a general partner of a Partnership or (y) any Seller in the performance of its duties as a manager of an LLC;

              (b) any breach of any covenant of the Sellers contained in this Agreement;

              (c) Taxes of the LLCs and the Sellers for periods (or portions thereof) ending on or prior to the Closing Date;

              (d) any and all liabilities and obligations of JWE Management other than the Assumed Liabilities; and

              (e)  the matters disclosed in SCHEDULE 3.1(c);

provided, however, that the Sellers' obligations from time to time under SECTIONS 8.1(a) AND (b) may not exceed (i) the value of the OP Units subject to the Pledge Agreement at such time, determined by multiplying the number of such OP Units by the AIMCO Market Price at such time, minus (ii) the aggregate amount of cash payments theretofore made by the Sellers to satisfy their obligations under SECTIONS 8.1(a) AND (b), except that (x) willful, intentional or fraudulent breaches or inaccuracies shall not be subject to any limitation, and
(y) the Sellers' obligations under SECTIONS 8.1(a) AND (b) may not exceed $1,000,000 for breaches or inaccuracies that are not willful, intentional or fraudulent and are disclosed in writing by the Sellers to the Buyers prior to the Closing Date.


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

         8.2 INDEMNIFICATION BY THE BUYERS. From and after the Closing, each of the Buyers shall indemnify, reimburse, defend, and hold harmless the Sellers and their Representatives for, from, and against all demands, claims, actions or causes of action, and Damages, asserted against, resulting to, imposed on, or suffered or incurred by any of the Sellers or their Representatives, directly or indirectly, in connection with any of the following:

              (a) any breach of, or inaccuracy in, any representation or warranty of the Buyers contained in this Agreement or any certificate, instrument or other document delivered pursuant hereto or in connection herewith;

              (b) any breach of covenant of the Buyers contained in this Agreement;

              (c) Taxes of the LLCs for periods (or portions thereof) commencing after the Closing Date; and

              (d) dobligations of the Sellers under guarantees of obligations of the Companies that are set forth on SCHEDULE 3.14(a)(VII);


provided, however, that the Buyers' obligations under SECTIONS 8.2(a) AND (b) may not exceed (i) $5,000,000 during the period commencing on the Closing Date and ending on December 31, 1997, or (ii) $1,000,000 (plus the amount of any obligations for claims made on or prior to December 31, 1997) after December 31, 1997, except that (x) willful, intentional or fraudulent breaches or inaccuracies shall not be subject to any limitation, and (y) the Buyers' obligations under SECTIONS 8.2(a) AND (b) may not exceed $1,000,000 for breaches or inaccuracies that are not willful, intentional or fraudulent and are disclosed in writing by the Buyers to the Sellers prior to the Closing Date.

         8.3  PROCEDURES RELATING TO INDEMNIFICATION.

              (a)  Each person to be indemnified pursuant to SECTION 8.1 or
SECTION 8.2 (an "INDEMNIFIED PARTY") agrees to give prompt notice (a "NOTICE OF THIRD PARTY CLAIM") to the indemnifying party of the assertion of any claim, or the commencement of any suit, action or proceeding, brought against or sought to be collected from such indemnified party (each, a "THIRD PARTY CLAIM"), in respect of which indemnity may be sought by such indemnified party under SECTION
8.1 or SECTION 8.2; provided that the omission so to promptly notify the indemnifying party with respect to a Third Party Claim brought against or sought to be collected from such indemnified party will not relieve the indemnifying party from any liability which it may have to such indemnified party under
SECTION 8.1 or SECTION 8.2 except to the extent that such failure has materially prejudiced such indemnifying party with respect to the defense of such Third Party Claim. If any indemnified party shall seek indemnity under SECTION 8.1 or
SECTION 8.2 with respect to a Third Party Claim brought against or sought to be collected from such


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

indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume and direct the defense and settlement thereof with counsel satisfactory to such indemnified party; provided that if such indemnifying party shall so assume the defense and settlement of any Third Party Claim brought against or sought to be collected from such indemnified party, such Third Party Claim shall be conclusively deemed a matter in respect of which such indemnified party is entitled to be indemnified by such indemnifying party under SECTION 8.1 or SECTION 8.2, as the case may be; and provided further that if any Third Party Claim brought against or sought to be collected from any indemnified party includes a request for injunctive or other equitable relief that, if granted, is reasonably likely to have a Material Adverse Effect or a similar effect on such indemnified party, such indemnified party shall be entitled to control and direct the defense and settlement thereof and in such event the legal and other expenses subsequently incurred by such indemnified party in connection with the defense thereof shall be paid by the indemnifying party. After notice from the indemnifying party to an indemnified party of its election to assume and direct the defense and settlement of a Third Party Claim brought against or sought to be collected from such indemnified party which such indemnifying party is entitled to assume and direct under the terms hereof, the indemnifying party shall not be liable to such indemnified party under SECTION 8.1 or SECTION 8.2, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that such indemnified party shall have the right to employ counsel to represent such party if in the reasonable judgment of such party, it is advisable for such party to be represented by separate counsel because the representation of both the indemnified party and the indemnifying party in such matter could present such counsel with a potential conflict of interest and in such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Notwithstanding the foregoing provisions of this SECTION 8.3(a), the indemnifying party shall not (a) without the prior written consent of an indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is, or with reasonable foreseeability, could have been a party and indemnity could have been sought hereunder by such indemnified party for a Third Party Claim brought against or sought to be collected from such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding (provided that, whether or not such a release is required to be obtained, the indemnifying party shall remain liable to such indemnified party in accordance with SECTION 8.1 or SECTION 8.2 in the event that a Third Party Claim is subsequently brought against or sought to be collected from such indemnified party) or (b) be liable for any settlement of any Third Party Claim brought against or sought to be collected from an indemnified party effected without such indemnifying party's written consent (which shall not be unreasonably withheld), but if settled with such indemnifying party's written consent, or if there is a final judgment for the plaintiff in any such Third Party Claim, such indemnifying party agrees (to the extent stated above) to indemnify the indemnified party from and against any loss, liability, claim, damage or expense by reason or such settlement or judgment. The indemnification required by SECTION 8.1 or SECTION 8.2, as the case may be, shall be made by periodic payments of the amount thereof during the


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

course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

              (b)  In the event any indemnified party should have a claim
(each, a "DIRECT CLAIM") against any indemnifying party under SECTION 8.1 or
SECTION 8.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice (a "NOTICE OF DIRECT CLAIM") of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under SECTION 8.1 or
SECTION 8.2 except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 10 calendar days following its receipt of a Notice of Direct Claim, that the indemnifying party disputes its liability to the indemnified party under SECTION 8.1 or SECTION 8.2, as the case may be, such claim specified by the indemnified party in such Notice of Direct Claim will be conclusively deemed a liability of the indemnifying party under
SECTION 8.1 or SECTION 8.2, as the case may be, and the indemnifying party shall pay the amount of such liability to the indemnified party on demand, or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

              (c) If the indemnifying party has timely disputed its liability with respect to a Third Party Claim or a Direct Claim, the indemnifying party and the indemnified party agree to proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute will be resolved by arbitration held in Los Angeles, California in accordance with the Rules of the American Arbitration Association (the "AAA") then in effect unless the parties mutually agree otherwise. Notice of the demand for arbitration shall be filed in writing by the indemnified party with the indemnifying party and with the AAA and shall be made within a reasonable time after the dispute has arisen. Within 30 days after the date the arbitration notice is filed with the AAA, the indemnified party and the indemnifying party shall select one person to act as arbitrator. If the parties are unable to agree upon an arbitrator within 10 days, the arbitrator shall be selected by the AAA within 30 days thereafter. The arbitrator shall be independent and impartial. The arbitrator shall promptly schedule all discovery and the other steps to be taken in resolution of any controversy, dispute or claim and otherwise assume sufficient initiative and control to effect the sufficient and expeditious resolution of the dispute. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Any liability that the indemnifying party agrees to assume, or that is determined by the arbitrator to be a liability of the indemnifying party under SECTION 8.1 or SECTION 8.2 will be conclusively deemed a liability of the indemnifying party. Except by written consent of the Person sought to be joined, no arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, any Person not a party to, or otherwise bound by, this Agreement. The


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

provisions of this Agreement to arbitrate and any other written agreement to arbitrate referred to herein shall be specifically enforceable under the prevailing arbitration law.

              (d) Notwithstanding anything in this Agreement to the contrary, the Buyers shall have the right to control any audit or determination by any authority, to initiate any claim for returns or amended returns, to contest and defend any assessment, notice or deficiency, or other adjustment or proposed adjustment of Taxes; provided, however, that the Buyers shall promptly give notice to the Sellers of the commencement of any audit or examination by any Taxing Authority, shall provide the Sellers with copies of non-privileged correspondence, records and other relevant documentation and shall consult with the Sellers in good faith regarding all such proceedings before any Tax Authority.

              (e) Each indemnified party shall promptly notify AIMCO of its assertion or surrender of any claim hereunder. Each indemnifying party shall promptly notify AIMCO of its rejection or acceptance of liability for any claim asserted hereunder. The arbitrator shall promptly notify AIMCO of its determination with respect to any disputed claim hereunder.

         8.4 TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless a party hereto, (a) pursuant to SECTION 8.1(a) and SECTION 8.2(a), shall terminate when the applicable representation or warranty terminates pursuant to SECTION 9.7 and (b) pursuant to SECTIONS 8.1(b), (c), AND (d), and SECTIONS 8.2(b), (c) AND (d) shall not terminate; provided, however, that as to clause (a) above such obligation to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

         8.5 EXCLUSIVE REMEDY. The sole and exclusive liability and responsibility of the Sellers to the Buyers or of the Buyers to the Sellers under or in connection with this Agreement or the transactions contemplated hereby (including without limitation, for any breach or inaccuracy of any representation or warranty or for any breach of any covenant required to be performed hereunder after the Closing Date), and, except as set forth in the immediately following sentence, the sole and exclusive remedy of the Buyers or the Sellers with respect to any of the foregoing, shall be as expressly set forth in this Article VIII or any other indemnification provision set forth in this Agreement and, except as provided in the immediately following sentence, the Sellers and the Buyers hereby waive, release and agree not to assert (and the Sellers (before the Closing) and the Buyers (after the Closing) shall cause the Companies not to assert) any other remedy. Nothing in this SECTION 8.5 shall limit the Buyers or the Sellers in any way from exercising any rights or securing any remedies in connection with this Agreement or the transactions contemplated hereby as a result of an intentional, willful or fraudulent breach of any representation, warranty or covenant hereunder.


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                                      ARTICLE IX

                               MISCELLANEOUS PROVISIONS

         9.1 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law; provided, however, that any matters relating to title to a Property shall be governed by the laws of the State in which the Property is located, and matters relating to the transfer of an LLC Interest shall be governed by the laws of the jurisdiction of formation of the LLC.

         9.2  ENTIRE AGREEMENT.   This Agreement, including the exhibits and
schedules attached hereto, and the Option Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

         9.3 MODIFICATION; WAIVER. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         9.4 NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "NOTICES") shall be in writing and may be given personally, by registered or certified mail, or by Federal Express (or other reputable overnight delivery service):

    if to any of the Buyers, to it at:

              1873 South Bellaire Street, 17th Floor
              Denver, Colorado  80222-4348
              Attention:  Mr. Terry Considine
              Telephone:  (303) 757-8600

              and


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

              28200 Highway 189
              Building F-240
              P.O. Box 1060
              Lake Arrowhead, California  92352
              Attention:  Mr. Peter K. Kompaniez
              Telephone:  (909) 336-4821

    with a copy to:

              Skadden, Arps, Slate, Meagher & Flom
              300 South Grand Avenue
              Suite 3400
              Los Angeles, California  90071
              Attention:  Mr. Rod Guerra
              Telephone:  (213) 687-5000

    if to any of the Sellers, to it at:

              J.W. English Companies
              7676 Woodway, Suite 300
              Houston, Texas  77063
              Attention:  Mr. John W. English
              Telephone:  (713) 783-6811

    with a copy to:

              Mayer,  Brown & Platt
              190 South LaSalle
              Chicago, Illinois  60603
              Attention:  Jeffrey I. Gordon
              Telephone:  (312) 701-7071

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given when received.

         9.5 EXPENSES. Whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

         9.6 ASSIGNMENT. No party hereto shall have the right, power, or authority to assign or pledge this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law, without the prior written consent of the other parties hereto.


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

         9.7 SURVIVAL. All representations and warranties made by the Sellers in this Agreement (other than SECTIONS 3.1, 3.2, 3.3, 3.22, 4.1, 4.2 AND 4.3) shall survive the Closing until December 31, 1997. The representations and warranties in SECTIONS 3.1, 3.2, 3.3, 3.22, 4.1, 4.2 AND 4.3 shall survive the Closing until the third anniversary of the Closing Date. All representations and warranties shall survive notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

         9.8 SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

         9.9 SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of SECTION 9.6 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors, assigns, heirs and legal representatives. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         9.10 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

         9.11 HEADINGS. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

         9.12 TIME OF ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Agreement.

         9.13 CONSTRUCTION. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

         9.14 EXHIBITS. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

         9.15 ATTORNEYS' FEES. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

         9.16 SELLERS' KNOWLEDGE. When used herein, the phrase "to the knowledge of Sellers" or words of similar import shall refer to the knowledge of John W. English, James Carlson, Tim O'Connor, Linda Craig and each of the Sellers' regional property managers that have authority or responsibility for any of the Properties.

         9.17 JURISDICTION AND VENUE. The parties hereto hereby consent to the jurisdiction of any state or federal court located within the State of California and waive personal service or any and all process upon the parties, and consent that all such service of process be made by registered mail directed to the parties at the addresses set forth in SECTION 9.4 hereof and service so made shall be deemed to be completed five (5) Business Days after the same shall have been deposited in the United States mails, postage prepaid. The Sellers hereby irrevocably appoint John W. English, currently located at 370 Diablo Road, Suite 201, Danville, California 94526, as the Sellers' agent for the purpose of accepting the service of any process within the State of California. To the extent permitted by law, the parties hereto waive trial by jury and waive any objection to venue of any action instituted hereunder.

         9.18 EFFECT OF EXERCISE OF OPTION AGREEMENT. If the Option Agreement is exercised at any time with respect to any Property, (a) the Buyers shall have no obligation to purchase the LLC Interest of the Sellers in the LLC that acts as general partner of a Partnership that owns, directly or indirectly through any other Company, such Property, (b) all references to "LLCs" in this Agreement shall be deemed not to include or refer to any such LLC, (c) the dollar amount set forth in SECTION 2.2(a) shall be deemed to have been reduced by deducting therefrom the amount allocated to such LLC Interest pursuant to SCHEDULE 2.2(a)(i) hereto, (d) other provisions of this Agreement that are inconsistent with the foregoing shall be deemed modified in a manner appropriate to effect the foregoing intent, and (e) the remaining provisions of this Agreement shall remain in full force and effect.

         9.19 OPTION TO TERMINATE PROPERTY MANAGEMENT CONTRACTS. If the Buyers so elect, by delivery of a written notice to such effect, delivered to the Sellers at least three Business Days prior to the Closing, the Sellers shall, effective as of the Closing, terminate all Contracts pursuant to which the Sellers or any of their Affiliates provide property management services to the Companies.



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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       APARTMENT INVESTMENT
                                       AND MANAGEMENT COMPANY,
                                        a Maryland corporation


                                       By: /s/ Terry Considine
                                           ------------------------
                                       Name:
                                       Its:



                                       AIMCO PROPERTIES, L.P.,
                                        a Delaware limited partnership

                                       By:  AIMCO-GP, Inc.,
                                            its general partner


                                            By: /s/ Terry Considine
                                                -------------------
                                            Name:
                                            Its:



                                       AIMCO/PAM PROPERTIES, L.P.,
                                        a Delaware limited partnership

                                       By:  AIMCO PROPERTIES, L.P.,
                                            it's general partner

                                       By:  AIMCO-GP, Inc.,
                                            it's general partner

                                            By: /s/ Terry Considine
                                                -------------------
                                            Name:
                                            Its:

                                       /s/ John W. English
                                       ---------------------------------------
                                            John W. English

                                       J.W. ENGLISH REAL ESTATE, INC.,
                                        a Texas corporation


                                       By: /s/ John W. English
                                           -----------------------------------
                                       Name:  John W. English
                                       Its:  President



                                       J.W. ENGLISH DEVELOPMENT CO.,
                                        a Texas corporation


                                       By: /s/ John W. English
                                           -----------------------------------
                                       Name:  John W. English
                                       Its:  President



                                       J.W. ENGLISH INVESTMENTS  CO.,
                                        a Texas corporation


                                       BY: /s/ John W. English
                                           -----------------------------------
                                       Name:  John W. English
                                       Its:  President



                                       J.W. ENGLISH MANAGEMENT CO.,
                                        a Delaware corporation


                                       BY: /s/ John W. English
                                           -----------------------------------
                                       Name:  John W. English
                                       Its:  President

                                       EASTON FALLS PARTNERS, LTD.,
                                        a Texas limited partnership

                                       By:  JWE Easton Falls, L.L.C.,
                                             a Texas limited liability company


                                       BY: /s/ John W. English
                                           -----------------------------------
                                       Name:  John W. English
                                       Title:  Managing Member



                                       ENGLISH INCOME FUND I, A TEXAS
                                        LIMITED PARTNERSHIP, a Texas limited
                                        partnership

                                       By:  JWE Income Fund, L.L.C.,
                                             a Texas limited liability company


                                       BY: /s/ John W. English
                                           -----------------------------------
                                       Name:  John W. English
                                       Title:  Managing Member